UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
 ☐ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12

Wheels Up Experience Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022

Wheels Up Notice of Annual Meeting and Proxy Statement

601 West 26th Street, Suite 900 New York, New York 10001
NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2022
To the Stockholders of Wheels Up Experience Inc.:
I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Wheels Up Experience Inc., a Delaware corporation (the “Company” or “Wheels Up”), which will be held online at www.virtualshareholdermeeting.com/UP2022, on June 2, 2022, at 8:30 A.M. Eastern Time. You may submit questions and vote online during the virtual Annual Meeting. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation, reduces health and safety concerns and provides cost savings for our stockholders and the Company.
The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement (the “Proxy Statement”):
(1)
To elect the three Class I director nominees named in the Proxy Statement to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”);

(2)	To provide an advisory vote on the frequency of future advisory votes on executive compensation (“Proposal 2”);
(3)	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 3”); and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 5, 2022 (the “Record Date”) can vote at this meeting or any adjournments that take place.
The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; for “ONE YEAR” as to the advisory vote on the frequency of future advisory votes on executive compensation, as described in Proposal No. 2 of the Proxy Statement; and FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm, as described in Proposal No. 3 of the Proxy Statement.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, and submit your proxy as soon as possible using one of the three convenient voting methods described in the “Information About the Proxy Process and Voting” section in the Proxy Statement. If you receive more than one set of Proxy Materials or Notice of Internet Availability because your shares are registered in different names or addresses, each proxy should be signed and submitted to ensure that all of your shares will be voted. Please note that any stockholder attending the virtual 2022 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
We appreciate your continued support of Wheels Up and look forward to receiving your proxy.
By Order of the Board of Directors

Kenneth Dichter
Chief Executive Officer and Chairman of the Board

Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders i

601 West 26th Street, Suite 900
New York, New York 10001
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2022
The board of directors (the “Board” or “Board of Directors”) of Wheels Up Experience Inc. (referred to herein as the “Company”, “Wheels Up”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 2, 2022, at 8:30 A.M. Eastern time. The Annual Meeting will be held entirely online. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/UP2022.
•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021, over the internet in lieu of mailing printed copies. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials online, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our Annual Meeting materials so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the April 5, 2022 (the “Record Date”). The Annual Report on Form 10-K is also available on our website at https://investors.wheelsup.com/financials/sec-filings.
The only outstanding voting securities of Wheels Up are shares of Class A common stock, $0.0001 par value per share (the “common stock”), of which there were 244,228,921 shares outstanding (excluding any treasury stock) as of the Record Date. The holders of a majority in voting power of all shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, in each instance participating by means of remote communication at this Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, then the chairperson of the meeting may adjourn the meeting from time to time to the same or some other place, date or time, until a quorum shall attend.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 1

Information About Our Business Combination
The Annual Meeting will be our first annual stockholders meeting following the consummation of the transactions contained in the Agreement and Plan of Merger (the “Merger Agreement”) with Aspirational Consumer Lifestyle Corp. (“Aspirational”), a blank check company, dated as of February 1, 2021, as amended on May 6, 2021, (the “Business Combination”). The Business Combination closed on July 13, 2021 (the “Closing Date”) and, in connection therewith:
•	Aspirational merged with and into us, whereby we survived the merger and became the successor issuer to Aspirational;
•	we changed our name to “Wheels Up Experience Inc.”;
•	we acquired Wheels Up Partners Holdings LLC, a Delaware limited liability company (“WUP”); and
•
Aspirational’s publicly traded units separated into their components of publicly traded Aspirational Class A common stock and Aspirational public warrants, and each outstanding share of Aspirational Class A common stock was exchanged, on a one-for-one basis, for shares of Wheels Up Class A common stock and all of Aspirational’s outstanding warrants became warrants to acquire shares of Wheels Up Class A common stock.

Upon consummation of the preceding transactions:
•	WUP became a wholly owned subsidiary of Wheels Up Experience Inc.; and
•	beginning July 14, 2021, our shares of Class A common stock traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “UP” and our warrants traded on the NYSE under the symbol “UP WS”.
In addition, Aspirational entered into subscription agreements with certain investors, whereby Aspirational issued 55,000,000 shares of common stock at a price of $10.00 per share for an aggregate purchase price of $550 million (the “PIPE Investment”), which closed simultaneously with the consummation of the Business Combination.
On the Closing Date, we received approximately $656.3 million in gross proceeds. In addition, upon closing of the Business Combination, all outstanding WUP common interests and WUP preferred interests (including WUP restricted interests), as well as shares underlying WUP options, were converted into 190.0 million shares of Class A common stock and rolled over into the combined business. In addition, there were 29.0 million outstanding WUP profits interests recapitalized in connection with the Business Combination that can be exchanged on a value-for-value basis for Class A common stock subject to vesting.
As part of the Business Combination, existing holders of WUP equity, including holders of profits interests and restricted interests, but excluding holders of stock options, have the right to receive up to an aggregate of 9,000,000 additional shares of Class A common stock in three equal tranches, which are issuable upon the achievement of Class A common stock share price thresholds of $12.50, $15.00 and $17.50 for any 20 trading days within a period of 30 consecutive trading days within five years of the Closing Date, respectively (the “Earnout Shares”).
We look forward to seeing you at our first meeting of stockholders.
2 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made these Annual Meeting materials available to you on the internet or, upon your request, have delivered printed Annual Meeting materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card or voting instruction form will be first mailed or made available for access on or about April 19, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting, and how do I vote or submit my proxy?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 244,228,921 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Annual Meeting online, please vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the virtual Annual Meeting and vote online. In such case, your previously submitted proxy will be disregarded.
•
To vote by attending the virtual 2022 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/UP2022 during the Annual Meeting. You will be asked to provide the 16-digit control number from your Notice.

•
To vote by proxy by mail. To vote using the accompanying Proxy Card, simply complete, sign and date the Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet. To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•	To vote by proxy by telephone. If you receive printed proxy materials, you may also vote by telephone by following the instructions on your Proxy Card.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name,” and these Annual Meeting materials are being forwarded to you by your Broker along with a voting instruction card. The Broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner of the shares in your account, you have the right to direct your Broker on how to vote your shares. Simply complete and mail the voting instruction card to ensure that your vote is counted.
You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request, obtain and submit, prior to the Annual Meeting, a valid proxy from your Broker. If you wish to vote your shares at the Annual Meeting rather than submitting a voting instruction form to your Broker, follow the instructions from your Broker.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 3

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
•
Proposal No. 1—To elect the nominees as Class I directors named herein to serve for a three-year term of office expiring at the 2025 Annual Meeting and until a successor has been duly elected and qualified.

•	Proposal No. 2—To provide an advisory vote on the frequency of future advisory votes on executive compensation.
•	Proposal No. 3—To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2022.
For Proposal No. 1, you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote. For Proposal No. 2 you may vote for “one year,” “two years” or “three years.” For Proposal No. 3 you may vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 3, “Against” votes and abstentions. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. With respect to Proposal 2, the advisory vote on the frequency of future advisory votes on executive compensation, the Inspector of Election will count the number of votes for “one year,” “two years” and “three years.” If your shares are held by your Broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”
Withhold votes and broker non-votes will have no impact on the outcome of the proposals and will only be counted for purpose of determining whether a quorum exists. Abstentions will have the effect of a vote against proposals (other than the election of directors in Proposal 1 and the advisory vote on the frequency of future advisory votes on executive compensation in Proposal 2).
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in ”street name,” the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a Broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
4 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
Which ballot measures are considered “routine” or “non-routine?”
The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022 (Proposal 3) is considered routine under applicable rules. A Broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 3. The election of directors (Proposal 1) and the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 2) are considered non-routine under applicable rules. A Broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1 and Proposal 2.
How many votes are needed to approve the proposals?
With respect to Proposal 1, directors will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of “For” votes will be elected. Stockholders do not have cumulative voting rights.
With respect to Proposal 2, the Board and compensation committee will consider the option that receives the most votes as the option selected by stockholders. Because your vote is advisory, it will not be binding on the Company, our Board or our compensation committee. However, the Board and the compensation committee will consider the outcome of the vote when making future decisions regarding the frequency of the advisory vote on the compensation of our named executive officers.
With respect to Proposal 3 the affirmative vote of the majority of votes cast (excluding broker non-votes) by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon is required for approval. Proposal 3 is a routine proposal, and therefore we do not expect any broker non-votes with respect to such proposal.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What if I return a Proxy Card or vote by proxy over the internet but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, or if you vote by proxy over the internet but do not mark the boxes showing how you wish to vote on a particular proposal at the Annual Meeting, your shares will be voted as follows:
•	“For” the election of each of the three nominees for director;
•	For “One Year” as to the frequency of future advisory votes on executive compensation; and
•	“For” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 5

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed Proxy Card with a later date.
•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 601 West 26th Street, Suite 900, New York, New York 10001.
•
You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/UP2022. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.
How do I attend the virtual Annual Meeting?
The webcast of the Annual Meeting will begin promptly at 8:30 A.M. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:15 A.M. Eastern Time, and you should allow reasonable time for the check-in procedures.
To attend the Annual Meeting, stockholders will need to log in to www.virtualshareholdermeeting.com/UP2022 using the 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the virtual Annual Meeting?
An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/UP2022. Stockholders may access this portal and submit questions and vote during the Annual Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before the stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once.
Will technical assistance be provided before and during the virtual Annual Meeting?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 20, 2022 to the Secretary of the Company at 601 West 26th Street, Suite 900, New York, New York 10001; provided, that if the date of the annual meeting is more than 30 days from June 2, 2023, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting.
Pursuant to our Bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 2, 2023 and March 4, 2023; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 2, 2023, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are advised to review our Bylaws, which contain additional requirements for advance notice of stockholder proposals and director nominations.
6 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

INFORMATION ABOUT THE PROXY PROCESS AND VOTING (continued)
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 244,228,921 shares outstanding and entitled to vote. Accordingly, 122,114,461 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 7

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of 11 seated directors, divided into the three following classes:
•	Class I directors: Timothy Armstrong, Marc Farrell and Dwight James, whose current terms will expire at the Annual Meeting;
•	Class II directors: Chih Cheung, Admiral Michael Mullen, Brian Radecki and Susan Schuman, whose current terms will expire at the annual meeting of stockholders to be held in 2023; and
•	Class III directors: Ravi Thakran, Kenny Dichter, David Adelman and Erik Snell, whose current terms will expire at the annual meeting of stockholders to be held in 2024.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.
At the Annual Meeting, the stockholders will vote on the election of three Class I directors. Timothy Armstrong, Marc Farrell and Dwight James have been nominated by the Board to serve as Class I directors and have elected to stand for reelection. If elected, each of Messrs. Armstrong, Farrell and James will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Messrs. Armstrong, Farrell and James have agreed to serve if elected, and management has no reason to believe that they will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.
8 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Composition of the Board
The following table sets forth, for the Class I nominees who are currently standing for re-election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held within the Company as of the Record Date:
Name	Age	Position(s)
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Timothy Armstrong(3)	51	Director
Marc Farrell(1)	39	Director
Dwight James(4)	48	Director
Class II Directors whose terms expire at the 2023 Annual Meeting of Stockholders
Chih Cheung(1)	51	Director
Admiral Michael Mullen(2)(4)	75	Director, Chairperson of the Nominating and ESG Committee, Chairperson of the Safety and Security Committee
Brian Radecki(1)	51	Director, Chairperson of the Audit Committee
Susan Schuman(2)(3)	62	Director
Class III Directors whose terms expire at the 2024 Annual Meeting of Stockholders
David Adelman(2)(3)	50	Lead Independent Director, Chairperson of the Compensation Committee
Kenny Dichter	54	Chief Executive Officer and Chairman of the Board
Erik Snell(4)	45	Director
Ravi Thakran	58	Director
(1)	Member of our Audit Committee.
(2)	Member of our Nominating and ESG Committee.
(3)	Member of our Compensation Committee.
(4)	Member of the Safety and Security Committee.
Set forth below is biographical information for each of the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders
Timothy Armstrong. Mr. Armstrong has served as a member of the Board since April 2019. Mr. Armstrong is Founder and Chief Executive Officer of the Flowcode/dtx company, a direct-to-consumer enablement company he established in February 2019. From March 2009 to September 2018, Mr. Armstrong served as the Chair and Chief Executive Officer of AOL as well as the Chief Executive Officer of Oath (Verizon’s media brand portfolio, which included Yahoo! and AOL) after Verizon’s acquisition of AOL in May 2015. From 2000 to 2009, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong also has served on the board of directors of Booking Holdings (NASDAQ: BKNG) since January 2013 and of BrandFolder, Inc., a digital asset management and brand management software company, since March 2019. Mr. Armstrong is the Chair of Trustees at Greenwich Academy and also serves as a trustee of the USA Olympic and Para-Olympic Foundation. Mr. Armstrong holds Bachelor’s degrees in Economics and Sociology from Connecticut College.
We believe Mr. Armstrong is well qualified to serve on the Board due to his extensive executive leadership experience, his expertise with respect to marketing and sales, particularly with digital/online products, as well as his prior service as a member of executive leadership teams and/or boards of directors of public companies, along with his service as a member of the Board since 2019.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 9

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Marc Farrell. Mr. Farrell has served as a member of the Board since July 2021. Mr. Farrell is the founder of Ten To One Rum and has served as its Chief Executive Officer since January 2019. Prior to launching Ten To One Rum, Mr. Farrell held a number of roles at Starbucks, serving as Vice President, E-Commerce Starbucks & Teavana from February 2016 to October 2016, Vice President, U.S. Retail Lobby and E-Commerce from October 2016 to January 2018, and Vice President, Global Retail and Beverage Innovation from January 2018 to October 2018. Mr. Farrell holds a Bachelor of Science degree from Massachusetts Institute of Technology, a Master of Philosophy degree from Cambridge University, and a Master of Business Administration degree from Harvard Business School.
We believe Mr. Farrell is well qualified to serve on the Board due to his consumer brand experience and, in particular, the development and implementation of e-commerce strategies, as well as the perspective he brings as an entrepreneur.
Dwight James. Mr. James has served as a member of the Board since February 2022. Mr. James is a Senior Vice President at Delta, responsible for the company’s Customer Engagement and Loyalty and serves as the CEO of Delta Vacations, a wholly owned global subsidiary of Delta. Since 2009, he has held several senior executive roles at Delta, which include SVP, Pricing and Revenue Management, where he oversaw the company’s development, planning and execution of global revenue generation strategies. Mr. James also served as Delta’s SVP, International, in which he was responsible for the company’s international revenue and profit performance. As an expatriate based in Amsterdam, Netherlands, Mr. James led the profit and loss statement of Delta’s Europe, Middle East, Africa and India portfolio. Mr. James also served as the company’s Chief Economist and Revenue Forecaster after beginning his career at Delta as an executive in the Corporate Strategy group. Prior to Delta, Mr. James held executive roles with The Home Depot, Inc. in Strategy & Business Development and within the At Home Services division. Earlier in his career, he spent time as a management consultant with Deloitte Consulting in the Mergers & Acquisitions and Corporate Restructuring practices, focused on Energy, Retail and Consumer Business companies. Mr. James serves on the Advisory Board Council of Cool Girls, Inc. In addition to his community work, he is on the Executive Committee of the Diversity, Equity & Inclusion Council at Delta. Mr. James also serves on the Board of Directors of Floor & Décor Holdings, Inc. (NYSE: FND), a leading multi-channel specialty retailer of hard surface flooring and related accessories, Virgin Red, the London-based consumer loyalty company of the Virgin Group. Mr. James earned his B.A. in Business Administration from Morehouse College and MBA from Duke University–The Fuqua School of Business.
We believe Mr. James is qualified to serve on the Board of Directors based on his leadership experience, which included overseeing digital strategies, customer loyalty and engagement, and strategic growth.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Chih Cheung. Mr. Cheung has served as a member of the Board since April 2016. Mr. Cheung is the co-founder and co-chairman of JAMM Active Limited, a producer of innovative performance fabrics for active apparel, serving since September 2015 and the managing partner of C2 Capital Limited, a family office focused on investments in consumer brands and health and wellness companies, serving since February 2009. He is also a Founding Managing Partner of SLP (SEA Logistic Partners), an industrial and logistic facility development and operation platform with a focus on Southeast Asia backed by GLP, a leading global provider of modern logistics facilities and technology-led solutions, serving since June 2020. Previously, Mr. Cheung was the non-executive chairman of RSI Apparel (China) Limited from March 2005 to December 2015, the non-executive chairman of Yucheng Technologies Limited (now known as Yusys Technologies Co, Ltd.) from December 2005 to February 2009, and the managing partner of Staples Asia Investments Limited from September 2004 to March 2009. He is also a former director of Li & Fung Limited, where he served July 2017 to May 2020, and The Taiwan Fund, Inc., where he served from April 2015 to May 2016. Mr. Cheung holds a Juris Doctor degree from Harvard Law School, a Master of Business Administration degree from Harvard Business School and a Master of Arts degree and a Bachelor of Arts degree from Harvard University.
We believe Mr. Cheung is well qualified to serve on the Board due to his extensive international business experience, which includes retailing, logistics and operations, as well as his service as a member of the Board since 2016.
10 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Admiral Michael Mullen. Admiral Mullen has served as a member of the Board since April 2014. Since February 2013, Admiral Mullen has served as the President of MGM Consulting, LLC, which provides counsel to global clients on issues related to geopolitical developments, national security interests and strategic leadership. Since his retirement from the U.S. Navy in November 2011, Admiral Mullen served as a member of the board of directors of General Motors Company (NYSE:GM) from February 2013 to June 2018, Sprint from April 2014 to April 2019 and Bloomberg Philanthropies since June 2012. He actively supports and participates in a wide array of non-profit organizations dedicated to improving the growth, development, recovery and transition of military veterans and their family members. Admiral Mullen previously served as the 28th Chief of Naval Operations from 2005 to 2007, and as the 17th Chairman of the Joint Chiefs of Staff for Presidents George W. Bush and Barack Obama from 2007 to 2011. He led the military during a critical time of change and transition, overseeing the end of the combat mission in Iraq and the development and implementation of a new military strategy in Afghanistan. Admiral Mullen advanced the rapid fielding of innovative technologies, championed emerging and enduring global partnerships and promoted new methods for countering terrorism, all of which culminated in the killing of Osama bin Laden. He spearheaded the elimination of the “Don’t Ask, Don’t Tell” policy, ushering for the first time in U.S. military history, the open service of gay and lesbian men and women. Additionally, Admiral Mullen taught National Security Decision-making and Policy at the Woodrow Wilson School of International and Public Affairs at Princeton University from 2012 to 2018 and currently teaches Leadership at the U.S. Naval Academy, which he has done since 2019. Admiral Mullen is a Distinguished Graduate of the U.S. Naval Academy and a Distinguished Graduate of the Naval Postgraduate School, a Distinguished Alumni of Harvard Business School, and a Member of the National Academy of Engineering and a trustee at Caltech. Admiral Mullen also holds a Master’s Degree in Operations Research from the Naval Postgraduate School.
We believe Admiral Mullen is well qualified to serve on the Board due to his extensive senior leadership experience gained over his 43-year career in the United States military, and his deep experience in leading change in complex organizations, executive development and succession planning, diversity implementation, crisis management, strategic planning, budget policy, risk management and technical innovation. Admiral Mullen also has experience serving on the board of directors of public companies.
Brian Radecki. Mr. Radecki has served as a member of the Board since January 2017. Mr. Radecki currently serves as the Founder, Chief Executive Officer and member of the board of directors of Rapa Therapeutics, a clinical stage start-up biotechnology company spun out of the National Cancer Institute in September 2017. Mr. Radecki is also an active angel investor, with investments across several industries in companies at various stages of the corporate lifecycle. In addition, Mr. Radecki has been an investor and member of the board of directors of ACV Auctions Inc. (NASDAQ: ACVA) since February 2021. Mr. Radecki also currently serves on the board of directors of Rosecliff Acquisition Corp I (NASDAQ: RCLF) after joining its board of directors in February 2021. From 1997 to 2016, Mr. Radecki held various senior operational and financial roles at CoStar Group Inc. (NASDAQ: CSGP), or CoStar, including serving as its Chief Financial Officer from 2007 to 2016. While at CoStar, Mr. Radecki helped lead the company’s initial public offering in 1998, along with subsequent equity offerings and several acquisitions. Prior to joining CoStar, Mr. Radecki served as Accounting Manager at Axent Technologies, Inc. Earlier in his career, Mr. Radecki worked at Azerty, Inc. and the public accounting firm, Lumsden & McCormick, LLP, both based in Buffalo, New York. Mr. Radecki received a Bachelor of Science degree in business administration and a dual degree in both accounting and finance from the State University of New York at Buffalo.
We believe Mr. Radecki is well qualified to serve on the Board due to his extensive experience working at public companies in senior level roles, serving as a member of several boards of directors, including with Wheels Up since 2017, along with his substantial investment and advisory experience as a private angel investor.
Susan Schuman. Ms. Schuman has served as a member of the Board since July 2021. Ms. Schuman previously served as a board observer to the Board beginning in April 2020. Ms. Schuman is the Executive Chair and Co-Founder of SYPartners LLC, a consultancy firm that partners with chief executive officers and their leadership teams undergoing business and cultural transformation, serving as its Chief Executive Officer from October 2000 to January 2020, and as its Executive Chair since January 2020 Ms. Schuman has also served as the Vice Chair of the kyu Collective since January 2020. Prior to SYPartners, Ms. Schuman was the General Manager of Studio Archetype, one of the first premier web design firms in the U.S. Prior, she spent 7 years at Apple Computer where she was Group Manager of Worldwide Product Marketing. Ms. Schuman has served on the board of directors of ViacomCBS Inc. (NASDAQ: VIAC) since September 2018 and IDEO since January 2018. Ms. Schuman received a Bachelor of Arts degree in Sociology and a minor in Art Therapy from the State University of New York at Buffalo.
We believe Ms. Schuman is well qualified to serve on the Board due to her experience working with executives at many high-profile companies and organizations advising on business, organizational and cultural transformations, including new value creation strategies.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 11

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders
David Adelman. Mr. Adelman has served as a member of the Board since October 2013. Mr. Adelman is a Philadelphia-based entrepreneur and active private investor. He is the co-founder and has served as the Vice Chairman of FS Investments, a leading manager of alternative investment funds with $24 billion of assets under management since December 2007. Mr. Adelman has also served as the Chief Executive Officer of Campus Apartments, a Philadelphia-founded firm that he built into a national leader in student housing development and management, with more than $2 billion in assets under management across 17 states, since 1997. Mr. Adelman also leads Darco Capital as its founder since March 2007 which has made over 50 investments in the venture capital and private equity spaces across multiple disciplines like fintech; sports & media; life sciences; and consumer-facing brands. Additionally, he has served as Co-Chair for the Jewish Federation of Greater Philadelphia since September 2020 and Vice Chair of University City District board of directors since September 1998, while also serving on the Penn Medicine Board of Trustees since September 2018. Mr. Adelman has served as a member of the board of directors of Actua Corporation since June 2011 and FS Credit Real Estate Income Trust since February 2019. He has previously served as a member of the board of directors of FS / KKR Capital Corp. from October 2007 to April 2018, FS / KKR Capital Corp. II from July 2011 to April 2018, FS Global Credit Opportunities Fund from January 2013 to 2018, and FS Energy & Power Fund from September 2010 to March 2018. Mr. Adelman is a past recipient of the “Entrepreneur of the Year” award from Ernst & Young in the real estate category for Greater Philadelphia and is a member of the Real Estate Roundtable and Young Presidents’ Organization. He received his Bachelor of Arts degree in Political Science from Ohio State University.
We believe Mr. Adelman is well qualified to serve on the Board due to his entrepreneurial success, his extensive investment experience, as well as his service as a member of the Board since it was founded and numerous other companies.
Kenny Dichter. Mr. Dichter is the founder of Wheels Up and has been the Chief Executive Officer and Chairman of the Company since its inception in August 2013. Mr. Dichter has long been recognized as an entrepreneur with expertise in branding, marketing, public relations and advertising. Prior to founding Wheels Up, Mr. Dichter founded Marquis Jet in 2001 and pioneered the first ever fractional jet card program. Mr. Dichter served as Chief Executive Officer and as Chairman of the board of directors of Marquis Jet and successfully led Marquis Jet through its sale to Warren Buffett’s Berkshire Hathaway’s NetJets in November 2010. Among his other founding credits, in 2010, Mr. Dichter co-founded Tequila Avion, an ultra-premium tequila brand which was acquired by Pernod Ricard in 2014. Mr. Dichter is also a founding investor in Juice Press, an organic food and juice company with 86 locations in the U.S. Earlier in his career, Mr. Dichter co-founded Alphabet City, a sports marketing and music company that was sold to Robert Sillerman’s SFX Entertainment in 1998. Mr. Dichter is an active philanthropist and, in 2020, he spearheaded Meals Up with Wheels Up partners and ambassadors to fight food insecurity using the Wheels Up Cares platform to support the efforts of the organization, Feeding America. Mr. Dichter is a spirited supporter of his alma mater, the University of Wisconsin-Madison. In 2019, he partnered with the Office of Admissions and Recruitment to launch the Fly High Fund, which supports outreach to students with diverse backgrounds to encourage them to attend. Mr. Dichter holds a Bachelor of Arts degree in Sociology from the University of Wisconsin-Madison.
We believe Mr. Dichter is well qualified to serve on the Board because of his vast knowledge of the private aviation industry and his 20+ year impressive track record in the business. He is well known and respected for his vision to democratize private aviation via the Wheels Up membership programs, app, and digital marketplace, and before starting Wheels Up he pioneered the first ever fractional jet card. He is a sought after industry leader and expert in aviation, marketing, entrepreneurship, and much more.
Erik Snell. Mr. Snell has served as a member of the Board since July 2021. Mr. Snell currently serves as Senior Vice President—Operations & Customer Center (OCC), Operations Analytics and Subsidiary Airlines for Delta. Mr. Snell is responsible for the OCC and the direction of Delta’s worldwide flight operations. Mr. Snell’s responsibilities also include over-sight of the airline’s Operations Analysis & Performance (OAP) and Operations Decision Science (ODS) organizations, which seek to improve Delta’s operations and customer service performance through data-focused analysis, decision-making and tools. In addition, Mr. Snell is responsible for the Delta Connection portfolio of three regional airlines, including one wholly-owned subsidiary, Endeavor Air. Mr. Snell joined Delta in 2005 working in the airline’s finance department. He has since held numerous positions across the finance and operations divisions, including serving as Vice President of Delta Connection from December 2015 through March 2017, Vice President—OCC from April 2017 through August 2018 and as a Senior Vice President in operations since September 2018. Mr. Snell also previously held the roles of President of Delta Global Services and Delta Private Jets, LLC (“DPJ”). Prior to Delta, Mr. Snell managed investment portfolios for individual clients at SunTrust Bank in Atlanta. Mr. Snell holds a Bachelor of Arts degree in Economics from Elon University and a Master of Business Administration degree in finance from Emory University.
We believe Mr. Snell is well qualified to serve on the Board due to his substantial experience managing operations for a global airline as well as his prior service as President of DPJ.
12 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

PROPOSAL NO. 1—ELECTION OF DIRECTORS (continued)
Ravi Thakran. Mr. Thakran has served as a member of the Board since July 2021. Mr. Thakran also served as the Chief Executive Officer and the Chairman of the board of directors of Aspirational from July 2020 until the closing of the Business Combination in July 2021. Mr. Thakran currently serves as the Group Chairman of LVMH South and Southeast Asia and Australia/New Zealand, representing a portfolio of over 75 brands across multiple categories including wine and spirits, fashion and leather goods, perfumes and cosmetics, and watches and jewelry. He founded L Capital Asia in 2009, the Asian private equity venture of LVMH. L Capital (including L Capital Asia) merged with Catterton in 2016 to form L Catterton. Mr. Thakran serves as Chairman of the Board of Directors of R.M. Williams, an Australian luxury footwear and apparel brand. Mr. Thakran also served as a director on numerous public company boards, including SECOO China (Nasdaq: SECO), Future Lifestyle Fashions (NSE: FLFL), Mulsanne Group (HKSE: 1817), PVR Cinemas Ltd (NSE: PVR) and Clio Cosmetics Co Ltd (KOSDAQ: 237880). Mr. Thakran also currently serves as a director on numerous private company boards, including Arcadia s.r.l. (owner of Dondup brand) and CE LA VI. Prior to joining LVMH, Mr. Thakran held senior management positions at the Swatch Group, Nike and Tata Group, based in various global locations. Mr. Thakran holds an MBA from the India Institute of Management, Ahmedabad.
We believe Mr. Thakran is well qualified to serve on the Board due to his extensive leadership and investing experience in the aspirational and luxury goods industry.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 13

PROPOSAL NO. 2—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the “Say-on-Pay Vote”) to approve the compensation of our named executive officers. It is expected that the first Say-on-Pay Vote will occur at the 2023 annual meeting of stockholders. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for the Say-on-Pay Vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.
After careful consideration, the Board determined that providing a Say-on-Pay Vote every year is the most appropriate alternative for us at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a timelier and more consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.
This “Say-on-Frequency” vote is advisory, and therefore not binding on us, the Board or the compensation committee. However, the Board and the compensation committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.
We are requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our named executive officers should be every 1 year, 2 years or 3 years. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation.
The advisory vote regarding the frequency of the stockholder vote described in this proposal will be determined by a plurality of the votes cast. The frequency —“1 Year,” “2 Years” or “3 Years” — receiving the highest number of affirmative votes will be determined to be the preferred frequency of holding future advisory votes on executive compensation. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” A FREQUENCY OF EVERY 1 YEAR FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.
14 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has appointed Grant Thornton LLP (“Grant Thornton”), as our independent registered public accounting firm for the year ending December 31, 2022, and is seeking ratification of this selection by our stockholders at the Annual Meeting. Grant Thornton has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2021 and has audited the financial statements of Wheels Up Partners Holdings LLC (“WUP”), our accounting predecessor, since the fiscal year ended December 31, 2014. Representatives of Grant Thornton are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm. However, the audit committee is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the audit committee will reconsider the selection of Grant Thornton as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Change in Auditor
Dismissal of independent registered public accounting firm
On July 13, 2021, the audit committee of the Board dismissed Marcum LLP (“Marcum”), the independent registered public accounting firm of Aspirational Consumer Lifestyle Corp. (“Aspirational”), our legal predecessor, prior to the Business Combination, as our independent registered public accounting firm following completion of our review of the quarter ended June 30, 2021, which consists only of the accounts of Aspirational prior to the Business Combination.
The report of Marcum on the financial statements of Aspirational as of December 31, 2020, and for the period from July 7, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding substantial doubt about Aspirational’s ability to continue as a going concern.
During the period from July 7, 2020 (inception) through December 31, 2020 and the subsequent interim period through July 13, 2021, there were no disagreements between Aspirational and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Aspirational’s financial statements for such period.
During the period from July 7, 2020 (inception) through December 31, 2020 and the subsequent interim period through July 13, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the material weakness in internal controls identified by management related to the accounting treatment of (i) the redeemable warrants that were included in the units issued by Aspirational in its initial public offering (the “IPO”) and (ii) the redeemable warrants that were issued to the Sponsor in a private placement that closed concurrently with the closing of the IPO, which resulted in the restatement of Aspirational’s financial statements as set forth in Amendment No. 1 to Aspirational’s Form 10-K for the year ended December 31, 2020, as filed with the SEC on May 6, 2021.
Disclosures regarding the new independent auditor
On July 13, 2021, the audit committee of the Board approved the engagement of Grant Thornton as our independent registered public accounting firm to audit our consolidated financial statements as of and for the year ended December 31, 2021. Grant Thornton served as independent registered public accounting firm of WUP prior to the Business Combination.
During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim periods through July 13, 2021, neither we, nor any party on our behalf, consulted with Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided to us by Grant Thornton that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 15

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued)
Principal Accountant Fees and Services
The following table sets forth the aggregate fees incurred for Grant Thornton, our independent registered public accounting firm for the years ended December 31, 2021 and 2020. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees.
	Year Ended December 31,
	2021	2020
Audit Fees	$916,900	$754,784
Audit-Related Fees	607,910
Tax Fees	874,430	714,378
All Other Fees	—	—
Total	$2,399,240	$1,469,162
Audit fees. Consist of fees incurred for professional services rendered for the audit of the consolidated financial statements and review of the quarterly interim consolidated financial statements.
Audit-related fees. Consist of fees billed by Grant Thornton for professional services rendered for audit-related services in connection with the consolidated financial statements incorporated in the SEC filings to facilitate the Business Combination for the year ended December 31, 2021. There were no fees billed by Grant Thornton for professional services rendered for audit-related services for the year ended December 31, 2020.
Tax fees. Consist of fees billed by Grant Thornton for tax compliance services for the years ended December 31, 2021 and 2020.
All other fees. There were no fees billed by Grant Thornton for professional services rendered for other compliance purposes for the years ended December 31, 2021 and 2020.
Pre-Approval Policies and Procedures
The audit committee has established pre-approval policies and procedures, pursuant to which the audit committee approved the foregoing audit and tax services provided by Grant Thornton in 2021 and 2020 consistent with the audit committee’s responsibility for engaging our independent auditors. The audit committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The audit committee has determined that the rendering of such services is compatible with Grant Thornton maintaining its independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
16 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE
We have structured our corporate governance in a manner we believe closely aligns with the interests of our stockholders. Notable features of this corporate governance include:
•
independent director representation on our audit, compensation, nominating and ESG, and safety and security committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors qualify as an “audit committee financial expert” as defined by the SEC; and
•
implementing a range of other good corporate governance practices, including placing limits on the number of directorships held by our directors to prevent “overboarding” and implementing a director education program.

A copy of our Corporate Governance Guidelines is available on our investor website at www.investors.wheelsup.com, under the heading “Governance Documents.”
Director Independence
The Board determined that each of the directors, other than Kenny Dichter, Dwight James, Erik Snell and Ravi Thakran qualify as independent directors, as defined under the listing rules of the NYSE. In addition, we are subject to the rules of the SEC and the NYSE relating to the memberships, qualifications and operations of the audit committee, as discussed below. There are no family relationships among any of our directors or executive officers.
Composition of the Board
The business and affairs of Wheels Up is managed under the direction of our Board. We have a classified board of directors, with three directors in Class I (Timothy Armstrong, Marc Farrell and Dwight James), four directors in Class II (Chih Cheung, Admiral Michael Mullen, Brian Radecki and Susan Schuman) and four directors in Class III (Ravi Thakran, Kenny Dichter, David Adelman and Erik Snell).
Board Leadership Structure
Our Board believes strongly in the value of an independent board of directors. Currently, over 60% of the members of our Board are independent. This includes all members of the audit committee, the compensation committee, and the nominating and ESG committee. In addition, all members of the safety and security committee are non-employee directors. We have established a Lead Independent Director role with broad authority and responsibility, as described further below. The non-employee members of the Board also meet regularly without management, which meetings are chaired by the Lead Independent Director. Mr. Adelman currently serves as our Lead Independent Director, and Mr. Dichter currently serves as our Chief Executive Officer and Chairman of the Board.
The Board believes that it should maintain flexibility to select the Chairman of the Board and board leadership structure from time to time. Our policies do not preclude the Chief Executive Officer from also serving as Chairman of the Board. The Board believes that it is currently in our best interest and the best interest of our stockholders for Mr. Dichter to serve in both roles. The Board believes the role of Chief Executive Officer and Chairman of the Board, together with the role of the Lead Independent Director, provides an appropriate balance in the leadership of the Board. The role given to the Lead Independent Director helps ensure a strong independent and active Board. In light of Mr. Dichter’s knowledge of Wheels Up and our industry, and his experience successfully navigating our business, his ability to speak as Chief Executive Officer and Chairman of the Board provides strong unified leadership for our company.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 17

CORPORATE GOVERNANCE (continued)
The Lead Independent Director is elected by and from the independent directors. The term of service for the Lead Independent Director position is one year, and the Lead Independent Director has the following roles and responsibilities which are set forth in the Boards’ corporate governance policies:
•	authority to call meetings of non-employee directors and briefing the Chief Executive Officer on issues raised in executive sessions;
•	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-employee directors;
•
supporting a strong Board culture, facilitating communication among directors and between the Board and management and consulting with the Chief Executive Officer and serving as a counterweight as appropriate; and

•	serving as a liaison between the Chairman and the independent directors.
The Role of the Board of Directors in Risk Oversight
Our management is responsible for our day-to-day risk management, subject to oversight by the Board and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.
The Board receives regular reports concerning our risk assessment and risk management from the audit committee, which meets periodically with our independent auditors, with our legal counsel and with management, to discuss our major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to receiving regular reports from the audit committee related to financial risk exposures, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation related risk from the compensation committee, and governance related risk from the nominating and ESG committee.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.
Meetings of the Board and Committees
Our Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. Following the Business Combination and through the end of our fiscal year, our Board met four times. In 2021, all of the incumbent directors, excluding one director for personal reasons, attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served during his or her tenure on the Board.
Board Committees
The standing committees of our Board consist of an audit committee, a compensation committee, a nominating and ESG committee and a safety and security committee, each of which operate under a written charter. Our Board may from time to time establish other committees, including special committees, to the extent the Board deems it necessary or advisable to address specific issues. Current copies of Wheels Up’s committee charters are posted on our website, www.wheelsup.com/investors, as required by applicable SEC and the NYSE rules. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement.
Our chief executive officer and other executive officers regularly report to the non-executive directors and the audit, compensation, nominating and ESG, and safety and security committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our Board provides appropriate risk oversight of our activities.
18 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
Audit Committee
We have an audit committee, consisting of Brian Radecki, who serves as the chairperson, Chih Cheung and Marc Farrell. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each member of the audit committee is financially literate. Our Board determined Brian Radecki qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our Board in overseeing and monitoring (i) the quality and integrity of our consolidated financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and (v) the appointment, retention, compensation and performance of our independent registered public accounting firm.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Respectfully Submitted,

The Audit Committee of the Board of Directors

Brian Radecki, Chair Chih Cheung Marc Farrell
The Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
We have a compensation committee, consisting of David Adelman, who serves as the chairperson, Tim Armstrong and Susan Schuman. Each proposed member of the compensation committee qualifies as an independent director under the NYSE corporate governance standards and at least two members of the compensation committee will be considered non-employee directors, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
The purpose of the compensation committee is to assist our Board in discharging its responsibilities relating to (i) setting our compensation program and compensation of our executive officers and directors, (ii) monitoring our incentive and equity-based compensation plans and (iii) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 19

CORPORATE GOVERNANCE (continued)
Nominating and ESG Committee
We have a nominating and ESG committee, consisting of Admiral Michael Mullen, who serves as the chairperson, David Adelman and Susan Schuman. Each member of the nominating and ESG committee qualifies as an independent director under the NYSE corporate governance standards.
The purpose of our nominating and ESG committee is to assist our Board in discharging its responsibilities relating to (i) identifying individuals qualified to become new Board members, consistent with criteria approved by the Board, (ii) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders, (iii) identifying Board members qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee, (iv) reviewing and recommending to the Board corporate governance principles applicable to us, (v) overseeing the evaluation of the Board and management and (vi) handling such other matters that are specifically delegated to the committee by the Board from time to time.
Safety and Security Committee
We have a safety and security committee, consisting of Admiral Michael Mullen, who serves as the chairperson, Dwight James and Erik Snell.
The purpose of our safety and security committee is to assist our Board in discharging its responsibilities relating to (i) overseeing and consulting with management on our customer, employee and aircraft operating safety and security, (ii) reviewing current and proposed safety and security-related programs, policies and compliance matters, (iii) reviewing matters with a material effect on our flight safety operations and security, (iv) establishing and approving annual safety and security goals and (v) overseeing and reviewing our cybersecurity programs and risks.
Code of Business Conduct and Ethics
We have a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. The code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. The code of ethics is available on our website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement. We make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form 8-K.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. The Corporate Governance Guidelines include the Board’s factors used in nominating or appointing director candidates, which include candidates who have the highest level integrity, wisdom and mature judgment. A copy of our Corporate Governance Guidelines is available on our website, www.wheelsup.com/investors. The information on or available through such website is not deemed incorporated in, and does not form a part of, this Proxy Statement.
20 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CORPORATE GOVERNANCE (continued)
Stockholder Nominations
The nominating and ESG governance committee will consider written nominations of director nominees from stockholders. Notice of any such nomination must be submitted to the Secretary of the Company and must include the information and comply with the timing requirements set forth in our Bylaws. In order for a stockholder to nominate a director nominee for election at our 2023 annual meeting of stockholders, a stockholder must submit the required notice under our Bylaws between February 2, 2023 and March 4, 2023; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 2, 2023, a stockholder wishing to provide notice of a director nomination must give the required notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are advised to review our Bylaws, which contain additional requirements for advance notice of stockholder proposals and director nominations.
Process for Interested Parties to Send Communications to the Board
Our Board believes that interested parties should have an opportunity to communicate with the Board, and efforts have been made to ensure that the views of interested parties are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to interested parties in a timely manner. Interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Attn: Secretary, 601 West 26th Street, Suite 900, New York, New York 10001. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or otherwise inappropriate, in which case the Secretary will not provide the communication to members of the Board.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits officers, directors, and certain of our employees from pledging our securities as collateral to secure loans, holding our securities in margin accounts, hedging or monetization transactions, trading in puts, calls or other derivative securities involving our securities, or engaging in short selling of our securities.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our compensation committee.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 21

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements, including employment arrangements, with our directors and executive officers, including those discussed in “Executive Compensation” and “Director Compensation” below, the following is a description of each transaction since January 1, 2020 in which:
•	we or Aspirational were a party or will be a party;
•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and
•	any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Registration Rights Agreement
In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, we, the Sponsor, certain WUP equityholders, Aspirational’s independent directors and the other parties thereto entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of Wheels Up that are held by the parties thereto from time to time, subject to the restrictions on transfer therein.
The Registration Rights Agreement amended and restated the registration rights agreement that was entered into by Aspirational, the Sponsor and the other parties thereto in connection with Aspirational’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (i) the tenth anniversary of the date of the Registration Rights Agreement or (ii) with respect to any party thereto (other than Wheels Up), on the date that such party no longer holds any Registrable Securities (as defined therein).
Director and Officer Indemnification
In connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, we entered, and expect to continue to enter into, indemnification agreements with our directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director, officer, employee or agent or a director, officer, employee or agent of any of our subsidiaries or was serving at our request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware.
Seventh Amended and Restated Limited Liability Company Agreement
Concurrently with the completion of the Business Combination, the existing Sixth Amended and Restated Limited Liability Company Agreement of WUP was amended and restated in its entirety to become the Seventh Amended and Restated Limited Liability Company Agreement (as amended from time to time, the “A&R LLCA”). We refer to the unitholders of WUP after the Business Combination as the “unitholders.” The unitholders initially include Wheels Up, Wheels Up Blocker Sub, MIP LLC and MIP RI LLC.
Units. Under the A&R LLCA, the outstanding equity interests of WUP consists of (i) a single class of common units (the “Surviving Entity Common Units”), (ii) a single class of PI Units (the “Wheels Up PI Units”), which are subdivided into separate series designations which correspond to the respective series designations of WUP Profits Interests issued and outstanding as of immediately prior to the Effective Time and (iii) a single class of EO Units (the “Wheels Up EO Units”).
The Surviving Entity Common Units are held entirely by Wheels Up and Wheels Up Blocker Sub, in an aggregate number equal to the aggregate number of shares of Class A common stock that is outstanding from time to time. The Wheels Up PI Units are held entirely by MIP LLC, and are subject to substantially the same terms and conditions as were applicable to the WUP Profits Interest Awards immediately prior to the Effective Time that were converted into such units in connection with the Business Combination. Each Wheels Up PI Unit has a participation threshold (or “hurdle amount”) applicable to it that was determined on a basis to maintain the intrinsic value of related WUP Profits Interests Award immediately prior to the Effective Time. Wheels Up EO Units are held by MIP LLC and MIP RI LLC, and correspond to the pro rata amount of Earnout Shares that correspond to the holders of WUP Profits Interest Awards and WUP Restricted Interest Awards based on the number of such awards relative to the total outstanding interests of WUP as of immediately prior to the Effective Time, and subject to the same terms and conditions upon issuance as are applicable to the corresponding WUP Profits Interest Awards and WUP Restricted Interest Awards, respectively.
22 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Exchange Rights. Pursuant to the terms and conditions of the operating agreements of MIP LLC and MIP RI LLC, the members of MIP LLC and MIP RI LLC may redeem their vested profits interests and EO interests in such entity, as applicable, for the vested Wheels Up PI Units and/or Wheels Up EO Units held by such entity corresponding thereto (such right, the “redemption right”). In accordance with the terms of the A&R LLCA, once redeemed, such vested Wheels Up PI Units and Wheels Up EO Units are exchangeable by such holder for shares of Class A common stock as follows (each, an “exchange right”): (i) each vested Wheels Up PI Unit is exchangeable for a number of shares of Class A common stock having an aggregate value equal to the intrinsic value of such Wheels Up PI Unit as of such date, which intrinsic value equals the then-current value of the Class A common stock less the hurdle amount per share for the particular Wheels Up PI Unit and (ii) each vested Wheels Up EO Unit is exchangeable for its pro rata portion of the applicable Earnout Shares to which such Wheels Up EO Units relates, after giving effect to any forfeiture or cancellation of Wheels Up PI Units and Wheels Up RI Units through the date the applicable Earnout Shares vested and become issuable to the WUP equityholders, unless, in each case, Wheels Up elects to exercise a right to instead pay an amount in cash to exchanging WUP award holders equal to the value of the Class A common stock that would otherwise have been delivered upon consummation of the applicable exchange. Pursuant to the terms and conditions of the operating agreements of MIP LLC and MIP RI LLC, a redemption right may only be exercised if the subsequent exchange right is immediately exercised. On the tenth anniversary of the Closing, all vested Wheels Up PI Units will be exchanged for Class A common stock, to the extent not previously exchanged.
Wheels Up is obligated to facilitate an exercise of an exchange right with respect to any vested Wheels Up PI Units or Wheels Up EO units by contributing to WUP Class A common stock or cash to be used to acquire the tendered units.
The holders of vested profits interests and EO interests in MIP LLC and MIP RI LLC are permitted to exercise their redemption rights and exchange rights at any time and from time to time, subject to applicable vesting requirements and lock-up restrictions. In addition, the exchange rights are subject to certain limitations and restrictions intended to ensure that WUP continues to be treated as a partnership for U.S. federal income tax purposes.
Management. WUP is managed by Wheels Up, as its managing member, which has full and complete charge of all affairs of WUP. As managing member, Wheels Up may appoint officers of WUP.
Transfer of Securities. Except in connection with the exercise of an exchange right, no unitholder is permitted to transfer its units in WUP without the prior written consent of Wheels Up, as WUP’s managing member.
Distributions and Allocations. Under the A&R LLCA, we have the right to determine when distributions will be made to the unitholders and the amount of any such distributions. If we authorize a distribution, such distribution will generally be made to the unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to adjustments in certain circumstances to take into account the hurdle rates applicable to then-outstanding Wheels Up PI Units.
WUP will allocate its net income or net loss for each year to the unitholders pursuant to the terms of the A&R LLCA, and its unitholders, including Wheels Up, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of WUP. Net income and losses of WUP generally will be allocated to unitholders on a pro rata basis in accordance with the respective number of units they hold, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. To the extent WUP has available cash, we intend to cause WUP to make generally pro rata distributions to its unitholders in an amount generally intended to allow the WUP unitholders to satisfy their respective income tax liabilities with respect to their allocable share of the income of WUP, based on certain assumptions and conventions, provided that the distribution will be sufficient to allow them to satisfy their respective actual tax liabilities.
Issuance of Equity. The A&R LLCA provides that at any time Wheels Up issues a share of Class A common stock or any other equity security, the net proceeds received by Wheels Up with respect to such issuance, if any, will be concurrently invested in WUP, and WUP will issue to Wheels Up one common unit or other economically equivalent equity interest. Conversely, if at any time, any shares of Class A common stock are redeemed, repurchased or otherwise acquired by us, WUP will redeem, repurchase or otherwise acquire an equal number of common units held by Wheels Up, upon the same terms and for the same price, as the shares of Class A common stock are redeemed, repurchased or otherwise acquired.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 23

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Wheels Up and MIP LLCs Expenses. Pursuant to the A&R LLCA, WUP is required to pay, or cause to be paid, all costs, fees, operating expenses and other expenses of Wheels Up (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, its activities, including in its capacity as managing member of WUP. In addition, WUP or Wheels Up is responsible for the ordinary and reasonable expenses incurred by MIP LLC and MIP RI LLC in connection with their continued existence and administration.
Dissolution. WUP will be dissolved only upon the first to occur of (i) an election by us to dissolve WUP, which election shall require the written consent of the holders of a majority of the profits interests then outstanding in MIP LLC and the written consent of the holders of a majority of the equity interests then outstanding in MIP RI LLC, (ii) WUP ceases to have any remaining members and (iii) the entry of a decree of judicial dissolution.
Executive Officer and Director Flight Purchases
We allocate to our executive officers and certain of our non-employee directors a specified number of hours per calendar year of flight time. For additional information, see the section entitled “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Aircraft Use.”
Pre-Business Combination Related Person Transactions of WUP
Delta Equity Purchase Agreement
On January 17, 2020, WUP acquired DPJ (now known as Wheels Up Private Jets LLC or “WUPJ”), from Delta Air Lines, Inc. (“Delta”) pursuant to an Equity Purchase Agreement, dated as of December 11, 2019 (the “DPJ Purchase Agreement”). WUP acquired 100% of the outstanding equity of DPJ in exchange for the issuance to Delta of Class E Preferred Interests to Delta constituting 26.1% of the fully-diluted equity of WUP as of the time of issuance. The DPJ Purchase Agreement included a customary post-closing working capital and net cash adjustment. It also included customary representations and warranties and provided for indemnification by each party of certain identified fundamental representations and warranties, and Delta agreed to indemnify WUP for losses arising out of certain known incidents and pending litigation matters in existence prior to the acquisition. In connection with the closing of the acquisition of DPJ, WUP amended and restated WUP’s organizational documents to provide Delta with representation on the WUP’s board of directors and certain other governance rights.
Commercial Arrangements with Delta
In connection with the closing of the acquisition of DPJ, WUP entered into a series of agreements constituting WUP’s strategic partnership relationship with Delta. See the section entitled “Business—Our Strategic Outlook—Strategic Relationship with Delta” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for a description of the benefits provided to our customers through such relationship.
WUP’s strategic partnership relationship with Delta is set forth in the following agreements: (i) the Commercial Cooperation Agreement (as amended) (the “CCA”), (ii) the Program Participation Agreement (the “PPA”) and (iii) the Corporate Agreement (the “CA”).
The CCA contemplates that WUP will work together with Delta each year to develop an annual joint marketing and communications plan that focuses on mutual revenue and brand goals, influence/ambassador partnerships and co-branded event opportunities, and that Delta and WUP will provide certain benefits to the other’s customers and share certain data.
The CCA also contemplates that WUP will provide certain in-kind benefits to Delta, measured on an annual basis. Examples of such in-kind benefits include WUP members’ purchasing Delta products and services above a certain level and access for certain Delta customers to Wheels Down marketing activities, events and member experiences. WUP was required to use its commercially reasonable efforts to provide an unspecified amount of such benefits during 2021, and Delta is required to cooperate with such efforts. Such minimum levels were established by considering the impact of the COVID-19 pandemic on travel demand and in-person gatherings and the pace of industry recovery therefrom, measured against minimum levels to which WUP and Delta agreed to prior to the COVID-19 pandemic.
24 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Subject to certain termination rights, the initial term of the CCA extends until January 2027 and automatically renews for two successive three-year terms unless either party notifies the other of its intent not to renew at least one year prior to the expiration of the then-current term.
Under the PPA, Wheels Up purchases miles in the SkyMiles Program from Delta to offer to our customers as incentives, and Delta offers its SkyMiles Program members the opportunity to redeem miles for our memberships and our other products and services, which are paid for by Delta. Delta also provides complimentary Medallion status in its SkyMiles Program or, in certain cases, points in Delta’s SkyBonus® Program, to our members that spend a certain minimum amount on our products and services during a given calendar year. We offer Delta SkyMiles 360 and certain other elite status SkyMiles Program members certain free and discounted Wheels Up memberships. During the term of the PPA and in certain cases for six months thereafter, we are not permitted to enter into a marketing or enhanced benefits agreement or relationship with certain other commercial air carriers and Delta is not permitted to enter into a marketing or enhanced benefits agreement or relationship with any other U.S. private jet charter provider operating aircraft using 19 or fewer seats. The PPA will terminate upon the termination or expiration of the CCA, and we may reduce or eliminate our obligation to provide SkyMiles to our customers beginning in January 2023.
Pursuant to the CA, Delta provides us with a corporate incentive program under which we may purchase tickets at a discounted rate for certain flights operated by Delta and its codeshare partners for use by our pilots and employees who are traveling for Wheels Up business. We are required to provide Delta with corporate travel data that Delta may use to determine the terms of the discounts and to perform its obligations under the CA. Delta is permitted to modify the discounted rates on an annual basis by providing us with notice. If we reject any such modifications, we can terminate the CA. The CA will automatically terminate upon the termination or expiration of the CCA.
In connection with the closing of the DPJ Purchase Agreement, we also entered into an Executive Benefits Letter Agreement (the “Benefits Letter”) and a Transition Services Agreement (“TSA”).
Under the Benefits Letter, certain persons currently and previously affiliated with Delta may purchase flights from us at the incremental cost of the flights. In addition, Delta provides certain Wheels Up executives and employees with Delta 360 and SkyMiles Medallion benefits.
Under the TSA, Delta provides WUPJ with certain services that were previously provided by Delta when it owned WUPJ on a transitional basis for a limited period following the acquisition of DPJ by WUP. These services include information technology transition, human resources, payroll, sales and marketing and operational support services, the provision of certain no cost business travel to WUPJ leadership and pilots based on the number of segments flown for such purposes during 2019, and continuation of leisure travel flight privileges to legacy DPJ employees. All services provided pursuant to the TSA are or were to be provided for a period up to six, 12 or 24 months following the closing of the DPJ acquisition. Other than the following services, all services that were provided pursuant to the TSA have expired: (i) access to the system utilized for scheduling travel for WUPJ pilots, (ii) certain human resources and payroll services and (iii) the provision of certain business travel for WUPJ pilots. All services provided pursuant to the TSA are provided by Delta free of charge, except that WUPJ is responsible for certain third-party costs that it has historically paid.
Delta Subleases
WUPJ is party to two sublease agreements with Delta relating to the properties at Cincinnati/Northern Kentucky International Airport. Under the subleases, WUPJ pays Delta monthly rental fees, monthly utilities fees and certain other fees. The term of the sublease at 82 Comair Boulevard continues until December 30, 2025, and the term of the sublease at 87 Comair Boulevard continues until September 29, 2030.
Delta Investor Rights Letter
On February 1, 2021, we entered into an Investor Rights Letter with Delta and WUP providing Delta with certain governance rights relating to Wheels Up following the consummation of the Business Combination. The Delta Investor Rights Letter became effective upon the closing of the Business Combination. Pursuant to the Delta Investor Rights Letter, subject to certain conditions, Delta was entitled to designate two members of our Board at Closing, and to thereafter nominate (and if such director is not elected, to appoint, subject to certain limitations) two directors to the Board, with one such individual to serve as a Class I director and the other to serve as a Class III director. Directors designated by Delta do not receive any compensation for their service as directors. Eric Phillips and Erik Snell were Delta’s initial director designees under the Delta Investor Rights Letter to serve as of the closing of the Business Combination. If Delta ceases to own at least 50% of the shares of Wheels Up common stock that it owned as of the closing of the Business Combination,
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 25

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Delta will no longer have the right to nominate (or appoint, if applicable) one such director. If Delta ceases to own at least 25% of the shares of Common Stock that it owned as of the closing of the Business Combination, Delta will no longer have any nomination (or appointment) rights. We have agreed that, following the closing of the Business Combination, for so long as Delta continues to own at least 25% of the shares of Wheels Up common stock that it owned as of the closing of the Business Combination or has a designated representative serving on the Board, we will not, without the consent of Delta, issue any equity or equity-linked securities to certain domestic commercial air carriers or any of their respective subsidiaries or parent entities. We have also agreed that, following the closing of the Business Combination, for so long as Delta continues to own at least 25% of the shares of Wheels Up common stock that it owned as of the closing of the Business Combination, we will consult with Delta in hiring or terminating the employment of certain senior employees with responsibility for flight operations, safety, maintenance and quality control. If Wheels Up’s strategic partnership agreement with Delta is terminated by either party in accordance with its terms, Delta’s right to nominate (or appoint, if applicable) a second director, if applicable, and the right to consult with Wheels Up on the hiring and termination of certain employees with responsibility for flight operations, safety, maintenance and quality control will also terminate.
Reimbursement of Blocker-Related Expenses
In connection with the issuance of WUP Class B preferred interests, WUP entered into expense reimbursement letters with each of T. Rowe Price Associates, Inc. (“T. Rowe”) and certain investment funds managed by Fidelity (collectively, “Fidelity”) pursuant to which we agreed to reimburse each of T. Rowe and Fidelity for reasonable out-of-pocket fees and expenses, including legal fees, incurred by them in connection with the administration, compliance and maintenance of their respective Blockers (as defined in the Merger Agreement), on an annual basis. The Blockers maintained by T. Rowe and Fidelity ceased to exist following the Business Combination as a result of a series of mergers of the Blockers.
PIPE Investment
Certain of our directors and entities affiliated with our directors, and our equityholders that are the beneficial owners of more than 5% of our Class A common stock entered into subscription agreements with Aspirational, pursuant to which such persons subscribed for shares of our Class A common stock in connection with the PIPE Investment. The following table sets forth information regarding the identity of such persons and the amount of our Class A common stock subject to their applicable Subscription Agreement:
Name	Position	Amount of Subscription/Shares of Wheels Up Class A common stock
360 Capital Investments, LLC (affiliated with Brian Radecki)	Director	$500,000/50,000
Entities Affiliated with Chih Cheung	Director	$500,000/50,000
Persons/entities affiliated with or related to Tim Armstrong	Director	$250,000/25,000
Entities Affiliated with Fidelity	5% Stockholder	$45,000,000/4,500,000
Funds and accounts managed by T. Rowe Price	5% Stockholder	$20,000,000/2,000,000
Family Member
During 2020, an immediate family member of one of our executive officers and a member of our Board was employed as a full-time employee. This family member ended employment with us in July 2021.
26 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Pre-Business Combination Related Person Transactions of Aspirational
Founder Shares
Prior to Aspirational’s initial public offering, its sponsor, Aspirational Consumer Lifestyle Sponsor LLC (the “Sponsor”), purchased 6,468,750 Aspirational Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.004 per share (the “founder shares”), and transferred 25,000 of such shares to each of Aspirational’s independent directors at their original per-share purchase price. On October 2, 2020, as a result of the underwriters’ election to partially exercise their over-allotment option, 475,092 Aspirational Class B ordinary shares were forfeited, resulting in an aggregate of 5,993,658 Aspirational Class B ordinary shares issued and outstanding, in order to maintain the ownership of founder shares of 20% of the issued and outstanding ordinary shares of Aspirational on such date.
These founder shares were identical to the Aspirational Class A ordinary shares included in the units sold in Aspirational’s initial public offering, except that (i) the founder shares were subject to certain transfer restrictions, (ii) the holders of the founder shares agreed pursuant to a letter agreement to waive (x) their redemption rights with respect to the founder shares and public shares held by them in connection with the completion of a business combination, (y) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend Aspirational’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the obligation to allow redemption in connection with the initial business combination or to redeem 100% of the public shares if an initial business combination was not completed by September 25, 2022 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (z) rights to liquidating distributions from the trust account with respect to the founder shares if Aspirational failed to complete a business combination by September 25, 2022, (iii) the founder shares automatically converted into Aspirational Class A ordinary shares at the time of the initial business combination and (v) the founder shares are entitled to registration rights.
In connection with the Business Combination, upon the Domestication, each of the 5,993,658 founder shares converted automatically, on a one-for-one basis, into a share of our Class A common stock.
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of Aspirational, the Sponsor purchased 4,333,333 private placement warrants at a price of $1.50 per warrant, or $6.5 million in the aggregate, in a private placement. On October 2, 2020, as a result of the underwriters’ election to partially exercise their over-allotment option, the Sponsor purchased 196,617 private placement warrants at a price of $1.50 per warrant (the “Private Placement Warrants”), bringing the aggregate purchase price for the founder Private Placement Warrants to $6.8 million. Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants was placed in the trust account of Aspirational. The Private Placement Warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees other than pursuant to Section 6.2 of the warrant agreement, dated as of September 25, 2020 (the “Warrant Agreement”), entered into between Aspirational and Continental Stock Transfer & Trust Company, as warrant agent and only if the Reference Value (as defined in the Warrant Agreement) was equal to or exceeded $18.00 per share. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of the initial public offering of Aspirational. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants for cash or on a cashless basis.
The Private Placement Warrants are identical to the warrants included in the units sold in the initial public offering of Aspirational except that the Private Placement Warrants: (i) are not redeemable by us other than pursuant to Section 6.2 of the Warrant Agreement and only if the Reference Value is equal to or exceeds $18.00 per share, (ii) may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees and (iii) are entitled to registration rights (including the shares issuable upon exercise of the Private Placement Warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A common stock issuable upon exercise of the Private placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.
In connection with the Business Combination, upon the Domestication, each of the 4,529,950 Private Placement Warrants converted automatically into a warrant to acquire one share of our Class A common stock pursuant to the Warrant Agreement.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 27

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Registration Rights
The holders of the founder shares, Private Placement Warrants, and any warrants that were issuable upon conversion of working capital loans, if any (and any Aspirational Class A ordinary shares that were issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) were entitled to registration rights pursuant to a registration rights agreement signed September 25, 2020 (which has been amended and restated in connection with the Business Combination) requiring Aspirational to register such securities for resale (in the case of the founder shares, only after conversion to Aspirational Class A ordinary shares). The holders of these securities were entitled to make up to three demands, excluding short form demands, that Aspirational register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of Aspirational’s initial business combination and rights to require Aspirational to register for resale such securities pursuant to Rule 415 under the Securities Act.
In connection with the Business Combination, the registration rights agreement was amended and restated. For additional information, see the section above entitled “—Registration Rights Agreement.”
Related Party Note and Advances
On July 15, 2020, Aspirational issued a promissory note (the “IPO Promissory Note”) to the Sponsor, pursuant to which Aspirational could borrow up to an aggregate principal amount of $300,000. The IPO Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 and (ii) the completion of the initial public offering. The outstanding balance under the IPO Promissory Note of $100,349 was repaid at the closing of the initial public offering on September 25, 2020.
On March 8, 2021, Aspirational issued a Promissory Note to the Sponsor, pursuant to which Aspirational borrowed an aggregate principal amount of $100,000. On April 30, 2021, Aspirational issued an additional Promissory Note to the Sponsor, pursuant to which Aspirational borrowed an aggregate principal amount of $150,000. The Promissory Notes were unsecured, bore interest at a rate equal to 2.75% per annum and were payable on the earlier of (i) September 25, 2022 and (ii) the completion of the Business Combination.
Administrative Services Agreement
Aspirational agreed, commencing on September 23, 2020, to pay the Sponsor $10,000 per month for office space, administrative and support services. Such Administrative Services Agreement was assigned from the Sponsor to Turmeric Capital Singapore Pte Ltd. on December 31, 2020. Upon completion of the Business Combination, Aspirational ceased paying these monthly fees.
Support Services Agreement
Aspirational agreed, commencing on September 23, 2020, to pay Turmeric Capital Singapore Pte Ltd., an affiliate of Ravi Thakran, our director and the Chief Executive Officer and Chairman of Aspirational prior to the Business Combination, $10,000 per month for support services, including accounting, book and record keeping and cash management services. Upon completion of the Business Combination, Aspirational ceased paying these monthly fees.
Financial Advisor Related to Public Offering and the Business Combination
In connection with Aspirational’s initial public offering and the Business Combination, Connaught (UK) Limited acted as a financial advisor to Aspirational. Connaught (UK) Limited was an affiliate of an indirect minority member of the Sponsor but was not an affiliate of Aspirational or the Sponsor or any of their respective directors or officers and is not an affiliate of Wheels Up or any of our directors or officers.
Related Party Deferred Payments
Aspirational paid each of its independent directors $3,125 per month in the aggregate for his or her service to Aspirational. The fees were deferred and were paid upon the consummation of the Business Combination.
28 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS (continued)
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•	any person who is, or at any time during the applicable period was, one of our executive officers or directors;
•	any person who is known to be the beneficial owner of more than 5% of our voting stock;
•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the audit committee charter, our audit committee has the responsibility to review related party transactions. All of the transactions described in this section as having been entered into prior to the consummation of the Business Combination, were entered into prior to the adoption of this policy.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 29

DIRECTOR COMPENSATION
Director Compensation Program
The board of directors of WUP approved the following non-employee director compensation program for certain non-employee members of the Board that became effective upon the consummation of the Business Combination. This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align the directors’ interests with those of our stockholders. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors.
Under such non-employee director compensation program, we will reward directors in the form of a combination of cash retainer fees, equity incentive awards granted under the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (“2021 LTIP”) and flight hours, as set forth below. Directors who are our employees or appointed by Delta will not be eligible to receive any compensation for their service on the Board, and, as such, any reference to director compensation entitlements below will be deemed to exclude such directors.
With respect to cash retainers, each non-employee director will be eligible to receive an annual cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of the Board. Additional amounts will also be payable for services performed as the Lead Director or for serving as a chair of a Board committee, as set forth below.
Additional Annual Retainers for the Lead Director and Board Committee Chairs
Lead Director	$35,000
Audit Committee Chair	$12,000
Compensation Committee Chair	$10,000
Nominating and ESG Committee Chair	$10,000
Safety and Security Committee Chair	$10,000
All cash retainers will be paid within 30 days after the Annual Meeting. Lead Director and Committee Chair retainers are in addition to the annual retainer for Board membership. No additional compensation will be paid for attending individual committee meetings of the Board. Unless otherwise determined by the Board, such fees will be prorated for any partial year of service.
With respect to equity retainers, each non-employee director will be eligible to receive an annual award of restricted stock units (“RSUs”) having an aggregate fair market value (as determined in accordance with the 2021 LTIP) of $175,000 as of the date of grant. Each RSU award will vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting.
With respect to flight hours, each non-employee director will be entitled to annual flight hours having a value equal to $71,750, which is equivalent to 25 flight hours at $2,870 per hour which are subject to a fuel surcharge. Five additional flight hours will also be awarded to the Lead Director and to each chair of a Board committee. In order to receive a grant of flight hours, each director must be a Wheels Up Core member in good standing at the time of such grant. The annual period for grants of flight hours will commence on the date of the Annual Meeting and end on the day immediately preceding the next Annual Meeting, provided that the first annual period commenced on the consummation of the Business Combination. Members of the Board may also purchase additional flight hours or acquire any other Wheels Up products or services, in each case, at a price to be determined by the Board, but not less than the then-current direct operating cost to us.
In addition, our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings or performing other services in their capacities as directors. For purposes of attending Board or committee meetings, directors may also use Company aircraft or receive reimbursement for commercial air travel.
Board Aircraft Services
Given the nature of our business, we expect our directors to utilize our services for personal benefit, as a way to help promote, increase and maintain the Wheels Up brand. Accordingly, we allow all directors to acquire Wheels Up’s products and services at a price determined by the Board, but at amounts we calculate to be not less than the then-current direct operating cost to us. The Board has authorized us to offer our directors a reduced commission for our services in connection with the purchase of aircraft, equal to 50% of the then-current commission. In addition, our Board authorized us to offer aircraft management services to directors. In connection with such services, a director who directly or indirectly owns an aircraft may lease such aircraft to us under a standard aircraft lease agreement and aircraft services agreement with us. Subject to regular review by the Board, the director will receive approximately 90% of the net proceeds of any flights chartered on such aircraft, after expenses for such flight, but before maintenance and other service costs dues under the services agreement. There is no incremental cost to us for such services.
30 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

2021 Director Compensation Table
The following table provides information concerning the compensation of each director of our Board who did not serve as one of our named executive officers during the year ended December 31, 2021. None of the non-employee directors received any compensation for their service on the WUP board of directors in fiscal year 2021 prior to the consummation of the Business Combination, and directors designated by Delta did not receive any compensation for their service as directors.
Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
David Adelman	95,000	130,900	27,231(4)	253,131
Timothy Armstrong	—	130,900	58,457	189,357
Chih Cheung	50,000	130,900	236,421	417,321
Marc Farrell	50,000	130,900	—	180,900
Admiral Michael Mullen	70,000	130,900	129,168	330,068
Eric Phillips	—	—	—	—
Brian Radecki	62,000	130,900	80,130	273,030
Erik Snell	—	—	—	—
Susan Schuman	50,000	130,900	117,671	298,571
Ravi Thakran	—	130,900	—	130,900
(1)
In connection with the consummation of the Business Combination, David Adelman, Timothy Armstrong, Chih Cheung, Marc Farrell, Admiral Michael Mullen, Eric Phillips, Brian Radecki, Erik Snell and Susan Schuman were elected to the Board. Eric Phillips resigned from the Board on February 24, 2022.

(2)
Represents the aggregate grant date fair value of RSUs granted under the 2021 LTIP, calculated in accordance with ASC 718 and using the assumptions contained in Note 14, Equity-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. Each RSU was awarded to the applicable director on September 17, 2021 and is scheduled to vest on September 17, 2022, subject to continued service through the vesting date. As of December 31, 2021, the directors held the following equity awards under the Wheels Up Equity Incentive Plan, Wheels Up Option Plan or 2021 LTIP, as applicable: David Adelman, 172,645 WUP profits interests, 69,058 WUP options and 17,500 RSUs; Timothy Armstrong, 34,529 WUP profits interests, 46,039 WUP options and 17,500 RSUs; Chih Cheung, 115,097 WUP profits interests, 46,039 WUP options and 17,500 RSUs; Marc Farrell, 17,500 RSUs; Admiral Michael Mullen, 57,548 WUP profits interests, 57,548 WUP options and 17,500 RSUs; Brian Radecki, 126,607 WUP profits interests, 80,568 WUP options and 17,500 RSUs; Susan Schuman, 34,529 options and 17,500 RSUs; and Ravi Thakran, 17,500 RSUs. Messrs. Phillips and Snell held no equity awards in Wheels Up as of such date.

(3)
The amount presented above reflect the incremental cost to us with respect to each director’s use of hours of flight time in 2021, as set forth in the table below. Any hours not utilized in the year in which granted may be carried over to subsequent years so long as the director remains a paid member in good standing of the Wheels Up membership program. For more information, see “Executive Compensation— Aircraft Use” above.

Name	2021 Used Flight Hours	2021 Awarded Flight Hours
David Adelman	6.5	35
Timothy Armstrong	15.7	25
Chih Cheung	46.7	25
Marc Farrell	—	25
Admiral Michael Mullen	25.3	35
Eric Phillips	—	—
Brian Radecki	24.0	30
Erik Snell	—	—
Susan Schuman	21.2	25
Ravi Thakran	—	25
(4)
Mr. Adelman purchased $450,000 worth of discounted flight time during 2021. The discounted hourly rate paid by Mr. Adelman had been previously approved by the Board, which we believe covers the aggregate incremental costs to Wheels Up. Accordingly, the amount above does not reflect any compensation to Mr. Adelman for such purchased flight hours. For more information, see “Executive Compensation— Aircraft Use”. In addition, an affiliate of Mr. Adelman entered into an Exclusive Aircraft Lease Agreement and Aircraft Services Agreement with our subsidiary, Gama Aviation LLC (“Gama”), pursuant to which Gama leases an aircraft for such entity and provides standard maintenance and service for such aircraft. There is no incremental cost to us for such services, so, the amount above does not reflect any compensation to Mr. Adelman for such services. For more information, see “— Board Aircraft Services” above.

Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 31

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the Record Date:
Name	Age	Position(s)
Executive Officers
Kenny Dichter(1)	54	Chief Executive Officer and Chairman of the Board
Vinayak Hegde	52	President
Lee Applbaum	51	Chief Marketing Officer
Thomas W. Bergeson	59	Chief Operating Officer
Laura Heltebran	57	Chief Legal Officer
Jason Horowitz	51	Chief Business Officer
Eric Jacobs	54	Chief Financial Officer
Stevens J. Sainte-Rose	49	Chief People Officer
(1)	Please see “Proposal No. 1 Election of Directors—Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders” for Mr. Dichter’s biography.
Executive Officers
Vinayak Hegde. Mr. Hegde has served as Wheels Up’s President since October 2021. Mr. Hegde has been with Wheels Up since May 2021, having previously served as Chief Marketplace Officer. Mr. Hegde served as the President and COO of Blink Health from July of 2020 through March 2021. Prior to this, he served as the Chief Marketing Officer of Airbnb Homes from September 2018 to July 2020. He was responsible for the growth and marketing of their global business, which grew to $4.8 billion in revenue and over $38 billion in bookings during his tenure. From October 2014 to September 2018, he served as Global Chief Marketing Officer at Groupon where he managed marketing, national sales and revenue management. He launched Groupon’s brand campaigns and growth strategy, which grew to service over 50 million customers worldwide with over 160 million Groupon app downloads. He led Groupon’s acquisition of LivingSocial.com, an online marketplace for users to buy and share things to do in their city, serving as President of Livingsocial.com after the transaction. He was Groupon’s VP of Computational and Growth Marketing from February 2012 to October 2014. Prior to Groupon, he spent twelve years with Amazon, managing global payments from 2000 through March 2006, and serving as General Manager for Amazon Smile, Amazon Goldbox, the CRM program and all social media channels from March 2006 through February 2012. Additionally, he led product and engineering for Amazon’s traffic and marketing organization. In February 2021, Mr. Hegde joined the board of directors of the Gannett Co., Inc. He holds a Bachelor of Engineering degree from National Institute of Technology, Karnataka, India.
Lee Applbaum. Mr. Applbaum has served as Wheels Up’s Chief Marketing Officer since October 2020. Mr. Applbaum has over 25 years of experience transforming iconic brands such as Patrón, Grey Goose, Target and Coca-Cola. In his role as Chief Marketing Officer, Mr. Applbaum leads all strategic marketing, brand positioning and member experience initiatives. From November 2013 to August 2019, he served as Chief Marketing Officer of Patrón Spirits International AG and as Global Chief Marketing Officer of Patrón Tequila and Grey Goose Vodka from August 2018 to August 2019. He also served as Chief Marketing Officer of Surterra Wellness from September 2019 to October 2020. He has been recognized throughout his career as a brand builder and innovative marketer whose work has disrupted industries including his oversight of the successful $5.1 billion sale of Patrón to Bacardi in 2018. Mr. Applbaum holds a Bachelor of Business Administration degree in Marketing from the University of Texas at Austin and a Master of Business Administration degree from the University of Massachusetts at Amherst.
Lieutenant General, United States Air Force, Retired, Thomas W. Bergeson. Lieutenant General Bergeson has served as Wheels Up’s Chief Operating Officer since August 2020. As Chief Operating Officer, Lieutenant General Bergeson provides leadership across the operations team as Wheels Up continues to integrate its recent acquisitions of Mountain Aviation, Gama, WUPJ, Avianis and TMC. Lieutenant General Bergeson served in the U.S. Air Force for 35 years, serving as Commander, 7th Air Force, Osan Air Base, Republic of Korea; Commander, Air Component Command; Deputy Commander, U.S. Forces Korea; and Deputy Commander, United Nations Command, each from July 2016 to August 2020. His deep experience and expertise in global aviation and management includes more than 3,500 hours flown in various aircraft as a fighter pilot. He holds a Bachelor of Science degree from the U.S. Air Force Academy, a Master of Science degree in Aerospace Science from Embry-Riddle Aeronautical University, a Master of Arts degree in Airpower Art and Science from the School of Advanced Airpower Studies, Air University, Maxwell AFB, and completed the Program for Senior Executives in National and International Security, John F. Kennedy School of Government, Harvard University.
32 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

INFORMATION REGARDING EXECUTIVE OFFICERS (continued)
Laura Heltebran. Ms. Heltebran has served as Wheels Up’s Chief Legal Officer since December 2020. Ms. Heltebran oversees all legal affairs, corporate governance, M&A, privacy, IP, compliance and risk matters. From January 2017 to June 2020, she served as Senior Vice President and Deputy General Counsel of Hilton Worldwide where she was responsible for worldwide legal operations, litigation, compliance, employment, benefits and technology support. Ms. Heltebran also brings 25 years of experience as a legal executive for Fortune 500 technology companies, including serving as Senior Vice President and Deputy General Counsel of Hewlett Packard Enterprise from October 2015 to December 2016, Head of Americas Legal for CSC (now DXC Technologies) from June 2012 to October 2015 and Senior Vice President of Legal for Affiliated Computer Services (now Conduent) from December 2006 to June 2012. Ms. Heltebran holds a Bachelor of Arts degree from George Mason University and a Juris Doctor degree from the Antonin Scalia Law School, George Mason University.
Jason Horowitz. Mr. Horowitz has served as Wheels Up’s Chief Business Officer since August 2020. Mr. Horowitz focuses on corporate development, business strategy, mergers and acquisitions and opportunities within the capital markets to maximize the value of Wheels Up. Mr. Horowitz has been with Wheels Up since September 2013, having previously served as General Counsel from September 2013 to January 2017, Chief Administrative Officer from January 2017 to October 2017, and Chief Operating Officer from October 2017 to August 2020. Throughout his years at Wheels Up, he has played a key leadership role across the organization, including in raising capital and creating stakeholder value, helping to drive an enterprise value for Wheels Up in excess of $2.1 billion. Previously, Mr. Horowitz served as Senior Vice President—Business and Legal Affairs for CKX, Inc., a publicly traded diversified media company. Mr. Horowitz holds a Bachelor of Arts degree from the University of Pennsylvania, and a Juris Doctor degree from Fordham Law School.
Eric Jacobs. Mr. Jacobs has served as Wheels Up’s Chief Financial Officer since April 2018. As Chief Financial Officer, Mr. Jacobs oversees the finance and accounting, investor relations and strategic corporate development functions, including treasury and mergers and acquisitions. From January 2016 to November 2017, Mr. Jacobs served as Senior Vice President, Corporate Development of Cox Automotive, Inc. and from January 2009 to December 2015, as Executive Vice President, Chief Financial & Administrative Officer of Dealertrack Technologies, Inc., a publicly-traded company that was acquired by Cox Automotive, Inc., and collectively, the largest marketplace and leading provider of SaaS solutions to the U.S. retail automotive industry. Mr. Jacobs holds a Bachelor of Science degree in Business Administration from Rider University and a Juris Doctor degree from Rutgers School of Law-Newark.
Stevens J. Sainte-Rose. Mr. Sainte-Rose has served as Wheels Up’s Chief People Officer since January 2022. As Chief People Officer, Mr. Sainte-Rose is responsible for all aspects of human resources and culture, including organizational design, talent acquisition, development, and retention, as well as diversity and inclusion functions. Mr. Sainte-Rose previously served as Senior Vice President of HR at The Coca-Cola Company International, as Chief Human Resources Officer at United States Walgreens, Chief HR and Transformation Officer at Dawn Foods Global and most recently Chief HR Officer at Parallel Inc. He holds a Master's degree from the University of Pennsylvania in Organizational Dynamics and a Bachelor of Science degree from Cornell University School of Industrial & Labor Relations.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 33

EXECUTIVE COMPENSATION
Overview
Our executive compensation program, policies and philosophies are designed to:
•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute Wheels Up’s business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with financial performance; and
•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.
The compensation committee of the Board sets our executive compensation philosophy and oversees our compensation and benefits programs. The compensation committee oversees and determines the compensation of the executive officers. The compensation committee has the authority to establish the compensation mix it believes is appropriate for each named executive officer, as well as any performance measures, goals, targets and business objectives that may be applicable with respect to any component of such compensation mix. The compensation committee determines the benefits and severance arrangements, if any, that we make available to executive officers.
Named Executive Officers
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. Our named executive officers for the year ended December 31, 2021, which consist of our principal executive officer and our two most highly compensated executive officers, are:
•	Kenny Dichter, our Chief Executive Officer and Chairman of the Board;
•	Vinayak Hegde, our President; and
•	Eric Jacobs, our Chief Financial Officer.
Summary Compensation Table
The following table provides information regarding the compensation earned by our named executive officers for services rendered in all capacities during the years ended December 31, 2021 and 2020, respectively.
Name and principal position	Year	Salary ($)(1)	Bonus ($)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)	Total ($)
Kenny Dichter Chief Executive Officer and Chairman of the Board
	2021	950,000	—	—	—	1,710,000	6,845,783(5)	9,505,783
	2020	842,212	175,000(6)	3,045,445(7)	—	1,900,000	893,309	6,855,966
Eric Jacobs Chief Financial Officer
	2021	480,769(8)	—	1,935,338	—	432,924	43,899(9)	2,892,930
	2020	450,793	—	—	—	475,000	84,414	1,010,207
Vinayak Hegde President
	2021	312,692(10)	250,000(11)	5,379,070	4,373,729	346,483	27,094(12)	10,689,068
(1)
Amounts listed for 2020 reflect a reduction in salary for Messrs. Dichter and Jacobs in the amount of 50% and 25%, respectively, for the period April 24, 2020 through July 17, 2020, implemented in conjunction with company-wide COVID-19 cost cutting initiatives. The annual base salary for such named executive officers for 2020, prior to giving effect to the aforementioned reductions, were $950,000 and $475,000, respectively.

(2)
Amounts listed for 2021 represents the aggregate grant date fair value of RSUs granted to the named executive officer under the 2021 LTIP during 2021. Amounts listed for 2020 represents the aggregate grant date fair value of WUP profits interest and/or restricted interest awards granted to the named executive officer under the Wheels Up Partners Holdings LLC Equity Incentive Plan during 2020. Such amounts were calculated in

34 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”) and using the assumptions contained in Note 14, Equity-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. For details regarding the vesting conditions of the stock awards, see “—Outstanding Equity Awards at Year End” below.
(3)
Amounts listed represents the aggregate grant date fair value of stock options granted to the named executive officer under the 2021 LTIP during 2021. Such amounts were calculated in accordance with ASC 718 and using the assumptions contained in Note 14, Equity-Based Compensation of the Notes to Consolidated Financial Statements included elsewhere in this Proxy Statement. For details regarding the vesting conditions of the award, see “—Outstanding Equity Awards at Year End” below.

(4)
The amounts for 2021 and 2020 reported represent the amounts earned by our named executive officers upon the achievement of certain company performance objectives approved by our board of directors for fiscal year 2021 and 2020, respectively. Except as required to comply with the limitations described under “Narrative to the Summary Compensation Table — CARES Act Compensation Limitation,” these amounts were paid to the named executive officers during the first quarter of the subsequent fiscal year. Please see the description of the annual bonus program under “Narrative Disclosure to Summary Compensation Table — Annual Incentive Bonuses” below.

(5)
Includes the payment of premiums for life insurance in the amount of $76,500 per year, $79,200 to reflect the cost of a driver provided by us to Mr. Dichter, and contributions by us to our 401(k) plan in the amount of $12,730. Mr. Dichter was awarded 250 hours of flight time on our aircraft in calendar year 2021, of which he used 244.9 hours. The amount presented above also reflects $1,119,913 of incremental cost to us with respect to Mr. Dichter’s use of 244.9 hours of flight time in 2021, 25 hours of which were upgraded to the next cabin level based on availability of aircraft at the time of flight. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the executive remains a paid member in good standing of the Wheels Up membership program. Mr. Dichter also incurred $184,185 of taxable income for use of 244.9 hours of flight time, calculated in accordance with the tax Standard Industry Fare Level (“SIFL”), which is not included in the amount presented. See

“—Aircraft Use”. In addition, represents $5,557,440 representing the forgiveness of a loan, including accrued interest, prior to the effectiveness of the registration statement on Form S-4 filed by Aspirational, which the SEC declared effective on June 23, 2021. For additional information, see the section entitled “Narrative to the Summary Compensation Table — Executive Loan.”
(6)	Represents a signing bonus that was paid to Mr. Dichter in connection with the execution of his employment agreement with WUP dated April 17, 2020.
(7)
On December 30, 2020, Mr. Dichter forfeited 888,475 WUP profits interests granted to him on April 29, 2020 under the Wheels Up Partners Holdings LLC Equity Incentive Plan. In accordance with the SEC’s rules, the amount disclosed reflects the full value of his awards received in 2020, inclusive of the forfeited interests.

(8)
Reflects actual base salary paid to Mr. Jacobs during fiscal year 2021, based on an annualized salary of $475,000 from January 1, 2021 through September 13, 2021 and an annualized salary of $495,000 through the end of the fiscal year.

(9)
Mr. Jacobs was awarded 55 hours of flight time on our aircraft in calendar year 2021, of which he used 7.8 hours. The amount presented above reflects $35,519 of incremental cost to us with respect to Mr. Jacob’s use of 7.8 hours of flight time in 2021. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the executive remains a paid member in good standing of the Wheels Up membership program. Mr. Jacobs also incurred $5,778 of taxable income for use of 7.8 hours of flight time, calculated in accordance with SIFL, which is not included in the amount presented. See “—Aircraft Use”. Additionally, Mr. Jacobs purchased $50,000 worth of discounted flight time during 2021. The discounted hourly rate paid by Mr. Jacobs had been previously approved by the Board, which we believe covers the aggregate incremental costs to us. Accordingly, the amount above does not reflect any compensation to Mr. Jacobs for such purchased flight hours. The amount presented above also reflects contributions by us to our 401(k) plan in the amount of $8,380.

(10)
Reflects actual base salary paid to Mr. Hegde during fiscal year 2021, based on an annualized salary of $475,000 from his start date through September 13, 2021, the date on which he was appointed President, and an annualized salary of $495,000 through the end of the fiscal year.

(11)	Represents a signing bonus that was paid to Mr. Hegde in connection with the execution of his employment agreement with WUP dated April 17, 2021.
(12)
Mr. Hegde was awarded 35 hours of flight time on our aircraft in calendar year 2021, of which he used 5.3 hours. The amount presented above reflects $21,911 of incremental cost to us with respect to Mr. Hegde’s use of 5.3 hours of flight time in 2021. Any flight hours not utilized in the year in which granted may be carried over to subsequent years so long as the executive remains a paid member in good standing of the Wheels Up membership program. Mr. Hegde also incurred $2,579 of taxable income for use of 5.3 hours of flight time, calculated in accordance with SIFL, which is not included in the amount presented. See “—Aircraft Use”. The amount presented above also reflects contributions by us to our 401(k) plan in the amount of $5,183.

Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 35

EXECUTIVE COMPENSATION (continued)
Narrative Disclosure to Summary Compensation Table
Compensation Philosophy
Hiring and retaining officers and other key employees has been critically important to ensuring continuity and stability in order to grow the Wheels Up business. In the evolving and competitive business environment, we must continually develop and refine its service while identifying and capitalizing on potential business opportunities. We recognize that our success is in large part dependent on its ability to attract and retain talented employees. Therefore, our executive compensation and benefits program has been designed to attract, retain and incentivize a highly talented and committed team of executive officers who share Wheels Up’s vision and desire to work toward Wheels Up’s goals. The Board historically has determined compensation for the executive officers, considering economic and business conditions, experience, internal pay equity and individual negotiations.
Primary Elements of Compensation
Base Salary. Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by the Board considering each individual’s role, responsibilities, skills and experience.
Annual Incentive Bonuses. The Wheels Up annual cash bonus program is intended to reward the named executive officers for meeting objective or subjective performance goals during the year.
Long-Term Equity Incentives. The Wheels Up equity grant program is intended to align the interest of the named executive officers with those of its equity holders to motivate them to make important contributions to the performance of Wheels Up. For more information regarding the equity grant plans of Wheels Up prior to the Business Combination, see “—WUP Equity Incentive Plan” and “—WUP Option Plan” below. In addition, under the 2021 LTIP the named executive officers are entitled to receive equity incentive awards in accordance with the terms and conditions of such plan.
Retirement and Other Benefits. The named executive officers and key employees are eligible to participate in the Wheels Up employee benefit plans provided for other employees, such as a 401(k) plan, life insurance, group health insurance and short- and long-term disability insurance. Wheels Up does not have a defined benefit retirement plan.
CARES Act Compensation Limitation
We applied for government assistance under the Payroll Support Program from the United States Department of the Treasury as directed by the Coronavirus Aid Relief and Economic Security Act (“CARES Act”). In connection with this Payroll Support Program assistance, we agreed to limit the compensation that we pay to certain of our highly compensated employees, including the named executive officers, during any 12-consecutive month period prior to March 24, 2022. The maximum amount that may be paid to each named executive officer during the rolling 12-month period is approximately $9,571,474 for Mr. Dichter and approximately $4,561,229 for Mr. Jacobs; since Mr. Hegde was hired after the receipt of CARES Act assistance, he is not subject to any such limitation. We monitor compliance with this limitation by reference to the amount of compensation we pay to the executive each calendar month that we would report in the summary compensation table for such month. No named executive officer exceeded his 12 consecutive month compensation limit prior to March 24, 2022.
Aircraft Use
Our executive officers use our aircraft for flights that are integrally and directly related to their business duties. Given the nature of our business, we also expect our executive officers to utilize our aircraft for personal benefit, as a way to help promote, increase and maintain the Wheels Up brand. Accordingly, we allocate to our executive officers and members of the Board a specified number of hours per year of flight time. Executives and members of the Board are all required to pay the initiation fee to join the Wheels Up Core membership program and must remain a member in good standing, including payment of annual dues, in order to utilize the aforementioned hours of flight time. Flight time not utilized in the calendar year in which granted may be carried over to subsequent years so long as the executive or director remains a member of Wheels Up in good standing. For 2021, the aggregate incremental cost to the company of our Chief Executive Officer’s personal use of its aircraft was $1,119.913. In addition, the aggregate incremental cost for the other named executive officers was $57,430. We determine the incremental cost of the personal use of its corporate aircraft based on the variable operating costs to the company, which includes: (i) landing, ramp and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses per hour of flight; (v) any customs, foreign permit and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because the aircraft are used primarily for business purposes, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of aircraft and costs of maintenance and upkeep. On occasion, our executive officers may have family members and other guests accompany them on the aircraft when traveling for Wheels Up business. Under our policy, executive officers are required to reimburse us for any incremental cost to us for guests accompanying such executive officers on the aircraft for business travel. The executive officers
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EXECUTIVE COMPENSATION (continued)
incur taxable income for usage of their granted flight time, calculated in accordance with the tax Standard Industry Fare Level. Wheels Up does not grant bonuses to cover, reimburse or otherwise “gross-up” any income tax owed for personal travel on its aircraft. The executive officer may also pay for any personal travel in excess of the executive’s allotted hours, based on discounted hourly rates that have been approved by the Board and that cover the incremental costs to Wheels Up.
Employment Agreements
We previously entered into employment agreements with each of our named executive officers. All such employment agreements provide for “at will” employment. Certain of the compensation paid to the named executive officers reflected in the Summary Compensation Table was provided pursuant to such employment agreements, which are summarized below.
Kenny Dichter. Pursuant to his employment agreement, dated April 17, 2020, Mr. Dichter is entitled to receive an initial base salary which is subject to annual review and further periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to 200% of his base salary, subject to the satisfaction of certain performance metrics established by the Board. Mr. Dichter is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. In addition, Mr. Dichter is allocated flight time of up to 100 hours per year on mid-cabin aircraft and 150 hours per year on light-cabin aircraft; he may also purchase up to 150 additional flight hours per year on mid- and light-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives of Wheels Up and members of its Board. Upon execution of his employment agreement in April 2020, Mr. Dichter was also entitled to a signing bonus in a lump-sum amount of $175,000 and also received a grant of WUP profits interests. Mr. Dichter voluntarily forfeited 888,475 of such WUP profits interests to Wheels Up on December 30, 2020, so that the number of interests subject to such awards could be granted to other key employees of the company.
Mr. Dichter’s employment agreement provides that, in the event his employment is terminated by Wheels Up without “Cause” or by Mr. Dichter for “Good Reason” (as each such term is defined below), he will be entitled to receive the following severance payments and benefits: (i) an amount equal to two times the sum of (A) his then-current base salary (the “Base Salary Severance”) and (B) his target annual bonus (the “Severance Bonus”); and (ii) if Mr. Dichter elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Mr. Dichter as follows: (i) the Base Salary Severance will be payable as salary continuation over the 24-month period following termination; (ii) the Severance Bonus will commence upon the first payroll period on or after March 15 of the year following the year of termination and will be payable in installments for such period that runs concurrently with the remaining period that Mr. Dichter is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 24-month period following termination. In addition, Mr. Dichter will also be allocated 200 flight hours per year during the 24-month period following his termination. All such payments and benefits are conditioned upon Mr. Dichter’s execution and non-revocation of a general release of claims in Wheels Up’s favor within 60 days following his termination of employment.
For purposes of Mr. Dichter’s employment agreement, the term “Cause” means the occurrence of any of the following, which is not cured by Mr. Dichter (if capable of cure) within 30 days after his receipt of written notice from Wheels Up: (i) material dishonesty in the performance of Mr. Dichter’s duties or the failure, whether willful, intentional or grossly negligent, to perform his duties; (ii) willful misconduct in the connection with the performance of his duties; (iii) Mr. Dichter’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or with respect to a misdemeanor involving moral turpitude; (iv) a material breach by Mr. Dichter of any material covenant or provision contained in his employment agreement or the “Employee Confidentiality Agreement and Restrictive Covenants” executed concurrently with the employment agreement; (v) Wheels Up, after reasonable investigation, finds that Mr. Dichter has violated any material policies of Wheels Up; (vi) a willful failure or refusal by Mr. Dichter to comply with a written directive from the Board; or (vii) a confirmed positive illegal drug test for Mr. Dichter. In addition, the term “Good Reason” means the occurrence of any of the following, which is not cured by Wheels Up (if capable of cure) within 30 days after its receipt of written notice from Mr. Dichter provided within 60 days of the existence of any such event: (i) a material breach by Wheels Up of any material covenant or provision of his employment agreement, or a breach of any equity award agreement, plan or related document that materially affects Mr. Dichter’s rights or benefits with respect to any equity award granted to him; (ii) any involuntary change in Mr. Dichter’s title or reporting relationships or any involuntary material diminution in his material duties, authorities or responsibilities; (iii) a reduction in Mr. Dichter’s base salary or target annual bonus opportunity; or (iv) the relocation of Mr. Dichter’s principal place of business outside of New York, New York or the state of New Jersey.
In the event that Mr. Dichter’s employment is terminated by Wheels Up without Cause or by Mr. Dichter for Good Reason, in either case, within the six months preceding or 12 months following a “Change in Control” of Wheels Up (as defined below), the aggregate Base Salary Severance and the Severance Bonus payments will be increased to three times the sum of his then-current base salary and target
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EXECUTIVE COMPENSATION (continued)
annual bonus, and such payments will be made over a period of 36 months instead of 24. All such payments and benefits are likewise conditioned upon Mr. Dichter’s execution and non-revocation of a general release of claims in Wheels Up’s favor. Under Mr. Dichter’s employment agreement, a “Change in Control” has the meaning ascribed to such term underWUP’s current limited liability company agreement.
If Mr. Dichter’s employment with Wheels Up is terminated due to death or “Disability” (as defined below), Wheels Up will pay to him or his legal representative, as applicable, in addition to any other accrued or vested payments or benefits, (i) base salary for three months following termination, (ii) a pro-rated annual bonus based on the number of days Mr. Dichter was employed during the applicable fiscal year and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of Wheels Up’s benefit plans, either (A) the provision of all employee benefits that Mr. Dichter was receiving prior to termination for a period of 12 months after the date of termination or (B) reimbursement for the cost of COBRA health continuation coverage under COBRA. Under Mr. Dichter’s employment agreement, the term “Disability” is defined as any physical or mental disability where Mr. Dichter, in the good faith judgment of the Board, is unable substantially and competently to perform his duties for a period of 90 consecutive days or for 90 non-consecutive days during any six-month period.
In addition, Mr. Dichter has entered an Employee Confidentiality Agreement and Restrictive Covenants with Wheels Up that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Dichter’s employment and for 24 months thereafter.
Eric Jacobs. Pursuant to his employment agreement, dated April 5, 2018, Mr. Jacobs is entitled to receive an initial base salary which is subject to annual review and further periodic increase by the Board. He is also entitled to earn an annual incentive bonus with a target amount equal to 100% of his base salary, subject to the satisfaction of certain performance metrics established by the Board. Mr. Jacobs is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. In addition, the compensation committee has authorized us to allocate to Mr. Jacobs a minimum flight time of 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft. He may also purchase additional flight hours up to 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives of Wheels Up and members of its Board.
Mr. Jacobs’ employment agreement provides that, in the event his employment is terminated by Wheels Up without “Cause” or by Mr. Jacobs for “Good Reason” (as each such term is defined below), he will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (A) his then-current base salary (the “Base Salary Severance”) and (B) the annual bonus that would have otherwise been payable to Mr. Jacobs (without regard to achievement of individual performance goals and with the weighting of Wheels Up and other performance goals proportionately increased, in determining the bonus amount) (the “Severance Bonus”); and (ii) if Mr. Jacobs elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Mr. Jacobs as follows: (i) the Base Salary Severance will be payable as salary continuation over the 12-month period following termination; (ii) the Severance Bonus will commence upon the determination of executive bonuses by the Board for the year in which Mr. Jacobs is terminated and will be payable in installments for such period that runs concurrently with the remaining period that Mr. Jacobs is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 12-month period following termination. All such payments and benefits are conditioned upon Mr. Jacob’s execution and non-revocation of a general release of claims in Wheels Up’s favor within 60 days following his termination of employment. The terms “Cause” and “Good Reason” each have the same definitions under Mr. Jacobs’ agreement as those described above with respect to Mr. Dichter’s employment agreement.
If Mr. Jacobs’ employment with Wheels Up is terminated due to death or “Disability” (as defined below), Wheels Up will pay to him or his legal representative, as applicable, in addition to any other accrued or vested payments or benefits, (i) base salary for three months following termination, (ii) a pro-rated annual bonus based on the number of days Mr. Jacobs was employed during the applicable fiscal year and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of Wheels Up’s benefit plans, the provision of all employee benefits that Mr. Jacobs was receiving prior to termination for a period of six months after the date of termination. The term “Disability” has the same definition under Mr. Jacobs’ agreement as that term is described above with respect to Mr. Dichter’s employment agreement.
In addition, Mr. Jacobs has entered an Employee Confidentiality Agreement and Restrictive Covenants with Wheels Up that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Jacobs’ employment and for 12 months thereafter.
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EXECUTIVE COMPENSATION (continued)
Vinayak Hegde. Pursuant to his employment agreement, dated April 27, 2021 and subsequently amended on February 28, 2022, Mr. Hegde is entitled to receive an initial base salary, which is subject to annual review and further periodic increase by the Board. Upon execution of his employment agreement in April 2021, Mr. Hegde was entitled to a signing bonus in a lump-sum amount of $250,000 and within 30 days from the effective date of the amendment to his employment agreement he is entitled to a one-time cash bonus equal to $25,846. He is also entitled to earn an annual incentive bonus with a target amount equal to 125% of his base salary, subject to the satisfaction of certain performance metrics established by the Board. During the first 12 months of Mr. Hegde’s employment, his annual bonus is guaranteed at the target bonus level of 100% between May 5, 2021 and October 4, 2021 and 125% from October 5, 2021 and May 5, 2022. Mr. Hegde is also eligible to participate in the employee benefit plans available to Wheels Up employees, subject to the terms of those plans. In addition, Mr. Hegde is allocated a minimum flight time of 20 hours per year on light-cabin aircraft and 15 hours per year on mid-cabin aircraft; he may also purchase additional flight hours up to 15 hours per year on light-cabin aircraft and six hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives of Wheels Up and members of its Board. Commencing January 1, 2022, Mr. Hegde is allocated a minimum flight time of 15 hours per year on light-cabin aircraft and 50 hours per year on mid-cabin aircraft in accordance with the Company’s executive flight hour plan ; he may also purchase additional flight hours up to 15 hours per year on light-cabin aircraft and 50 hours per year on mid-cabin aircraft at the prevailing rate and the terms available for purchase generally to other senior executives of Wheels Up. In addition, the Company is obligated to recommend to the compensation committee that Mr. Hegde be granted a one-time equity award of 1,377,411 RSUs under the 2021 LTIP. The compensation committee approved such award on February 8, 2022 and vests in equal, annual installments over a three-year period on each anniversary of the grant date.
Mr. Hegde’s employment agreement provides that, in the event his employment is terminated by Wheels Up without “Cause” or by Mr. Hegde for “Good Reason” (as each such term is defined below), he will be entitled to receive the following severance payments and benefits: (i) an amount equal to the sum of (A) his then-current base salary (the “Base Salary Severance”) and (B) the annual bonus that would have otherwise been payable to Mr. Hegde (without regard to achievement of individual performance goals and with the weighting of Wheels Up and other performance goals proportionately increased, in determining the bonus amount) (the “Severance Bonus”); and (ii) if Mr. Hegde elects to continue health care continuation coverage pursuant to COBRA or elects coverage under a different health plan, reimbursement for the lesser of (A) the cost of continuation coverage under COBRA and (B) the cost of coverage under a different health plan. Such payments and benefits will be payable to Mr. Hegde as follows: (i) the Base Salary Severance will be payable as salary continuation over the 12-month period following termination; (ii) the Severance Bonus will commence upon the determination of executive bonuses by the Board for the year in which Mr. Hegde is terminated and will be payable in installments for such period that runs concurrently with the remaining period that Mr. Hegde is receiving the Base Salary Severance; and (iii) the health care reimbursement amount will be payable over the 12-month period following termination. All such payments and benefits are conditioned upon Mr. Hegde’s execution and non-revocation of a general release of claims in Wheels Up’s favor within 60 days following his termination of employment. The terms “Cause” and “Good Reason” each have the same definitions under Mr. Hegde’ agreement as those described above with respect to Mr. Dichter’s employment agreement.
If Mr. Hegde’s employment with Wheels Up is terminated due to death or “Disability” (as defined below), Wheels Up will pay to him or his legal representative, as applicable, in addition to any other accrued or vested payments or benefits, (i) base salary for three months following termination, (ii) a pro-rated annual bonus based on the number of days Mr. Hegde was employed during the applicable fiscal year and (iii) in the case of termination due to Disability, and to the extent permissible under the terms of Wheels Up’s benefit plans, the provision of all employee benefits that Mr. Hegde was receiving prior to termination for a period of six months after the date of termination. The term “Disability” has the same definition under Mr. Hegde’s agreement as that term is described above with respect to Mr. Dichter’s employment agreement.
In addition, Mr. Hegde has entered an Employee Confidentiality Agreement and Restrictive Covenants with Wheels Up that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Mr. Hegde’s employment and for 12 months thereafter.
Executive Loan
In 2016, the Board determined to incentivize Mr. Dichter with additional equity in connection with his continued retention as Chief Executive Officer of Wheels Up. Rather than provide newly issued equity interests, which would have been dilutive to Wheels Up’s equityholders, the Board approved a loan to fund Mr. Dichter’s purchase of outstanding equity interests from a founding executive who was departing Wheels Up. The unpaid principal amount of the loan had an interest rate per annum equal to 1.81%. Prior to the
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EXECUTIVE COMPENSATION (continued)
effectiveness of the registration statement on Form S-4 filed by Aspirational, which the SEC declared effective on June 23, 2021, the Board forgave the loan. The amount of forgiveness resulted in Mr. Dichter recognizing approximately $5.5 million of compensation, and Mr. Dichter, at the time of such forgiveness, paid to Wheels Up approximately $2.5 million so that the company could satisfy its tax withholding obligations with respect to such compensation.
WUP Equity Incentive Plan
WUP adopted the WUP Equity Incentive Plan in 2015 (the “WUP Equity Incentive Plan”), of which the last amended and restated version thereof (the Wheels Up Partners Holdings LLC Equity Incentive Plan VIII) was adopted in April 2020. The WUP Equity Incentive Plan has a term of ten years from the date of adoption. Effective as of the consummation of the Business Combination, the WUP board of directors determined not to make any further awards under the WUP Equity Incentive Plan, but all outstanding awards will continue to be governed by their existing terms.
The WUP Equity Incentive Plan provided for the grant of (i) membership interests in the form of “profits interests” in Wheels Up MIP LLC (“MIP LLC”), a single-purpose entity formed for the purpose of administering and effectuating the WUP Equity Incentive Plan, (ii) membership interests in the form of restricted interests in Wheels Up MIP RI LLC (“MIP RI LLC”), another single-purpose entity formed for the purpose of administering and effectuating the plan or (iii) membership interests or other equity or equity-based awards in WUP, including without limitation, profits interests, restricted interests, options or phantom equity.
The WUP Equity Incentive Plan was administered by the WUP board of directors and its compensation committee, which had the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the WUP Equity Incentive Plan. The Board currently has the authority to amend, suspend or terminate the WUP Equity Incentive Plan; provided that no such action affects or materially impairs the rights of a participant under an outstanding equity award without the consent of such participant. Employees, directors and consultants of WUP were eligible to participate in the WUP Equity Incentive Plan.
With respect to profits interest awards granted to eligible participants under the WUP Equity Incentive Plan, such equity awards consisted of membership interests in MIP LLC, which provided the participant with the right to participate in distributions to the extent such distributions were attributable to income and growth of the value of MIP LLC, and indirectly attributable to income and growth of the value of WUP, after the date of issuance. With respect to such profits interest awards, the threshold value of WUP, above which the participant had the right to participate (the “Participation Threshold”), was equal to the equity value of WUP as of the date of issuance of such profits interests, as determined by the WUP board of directors. Concurrently with the issuance of such profits interest award to an eligible participant, WUP issued to MIP LLC common interests in WUP that were designated as “profits interests” in WUP (and therefore only represented the right to participate in distributions attributable to the income and growth of WUP over the Participation Threshold for such MIP LLC profits interest). Each profits interest award agreement set forth the vesting schedule of the profits interest award and other applicable terms and conditions.
Similar to the profits interest awards, restricted interest awards granted to participants under the Wheels Up Equity Incentive Plan were comprised of restricted interests in MIP RI LLC, and concurrently with such issuance, WUP issued to MIP RI LLC common interests in WUP that were designated as “restricted interests.” Each restricted interest award agreement set forth the vesting schedule of the restricted interest award (including both service- and performance-based vesting criteria), as well as other applicable terms and conditions.
The treatment of outstanding WUP profits interests and WUP restricted interests under the WUP Equity Incentive Plan in the Business Combination is described in Note 3, Business Combination of the Notes to Consolidated Financial Statements included herein.
All awards granted under the WUP Equity Incentive Plan are subject to the terms and conditions of the WUP limited liability company agreement, as well as the limited liability company agreement of MIP LLC or MIP RI LLC, as applicable, to which each recipient of an award must become a party as a condition of receipt of a WUP profits interest or WUP restricted interest award. Such agreements govern the treatment of awards under events such as a change of control, initial public offering (including the Business Combination), liquidation or dissolution of WUP and contain certain other terms related to distributions and other payment mechanics affecting each such award.
WUP Option Plan
WUP adopted the Wheels Up Partners Holdings LLC Option Plan in 2016 (the “WUP Option Plan”), which was last amended in December 2020. The WUP Option Plan has a term of ten years from the date of adoption. Effective as of the consummation of the Business Combination, the Board determined not to make any further awards under the WUP Option Plan, but all outstanding awards
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EXECUTIVE COMPENSATION (continued)
will continue to be governed by their existing terms. Any future awards will be granted under the 2021 LTIP. For more information regarding the treatment of outstanding WUP options under the WUP Option Plan in the Business Combination, see Note 3, Business Combination of the Notes to Consolidated Financial Statements included herein.
The WUP Option Plan was administered by the WUP board of directors and its compensation committee, which had the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the WUP Option Plan. The Board has the authority to amend, suspend or terminate the WUP Option Plan; provided that no such action affects or materially impairs the rights of a participant under an outstanding option award without the consent of such participant. Employees, directors and consultants of WUP were eligible to participate in the WUP Option Plan.
The WUP Option Plan provided for the award of options to purchase common interests in WUP. The exercise price for each option award under the WUP Option Plan was no less than the fair market value of a common interest of WUP as of the date of grant. Each option award agreement set forth the vesting schedule of the option and other applicable terms and conditions, including the extent to which a vested option may be exercisable following termination of the recipient’s service relationship. In the event of certain changes in corporate structure (such as a stock split, recapitalization, merger or reorganization), WUP’s board of directors could make appropriate adjustments to prevent diminution or enlargement of the benefits or potential benefits under the WUP Option Plan, including adjusting the aggregate number of common interests reserved for issuance thereunder, common interests subject to outstanding options and exercise prices of outstanding options. In the event of a transaction such as a merger or sale of all or substantially all of Wheels Up’s assets, the Board could take any number of actions, including, (i) the assumption or substitution of outstanding awards by the surviving entity, (ii) immediate exercisability of outstanding options and (iii) settlement of the intrinsic value of outstanding vested options in cash or cash equivalents or equity followed by the cancellation of all such options (whether or not then vested or exercisable).
Wheels Up 2021 Long-Term Incentive Plan
We adopted the 2021 LTIP effective January 31, 2021. The 2021 LTIP is administered by the Board and our compensation committee, which has the authority to select, from among the individuals eligible for awards, the individuals to whom awards may be granted, to make any combination of awards to participants and to determine the specific terms and conditions of each award, subject to the provisions of the 2021 LTIP. The Board has the authority to amend, suspend or terminate the 2021 LTIP; provided that no such action affects or materially impairs the rights of a participant under an outstanding option award without the consent of such participant. Eligible employees and key non-employees of Wheels Up are eligible to participate in the 2021 LTIP. The long-term incentive awards under the 2021 LTIP may consist of: incentive options, non-statutory options, restricted stock, RSUs, rights, dividend equivalents, other stock-based awards, performance awards, cash awards or any combination of the foregoing, as the Board and its compensation committee may determine.
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EXECUTIVE COMPENSATION (continued)
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2021:
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Option (#) Unexercisable	Option exercise price ($))	Option expiration date)	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Share or Units of Stock That Have not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kenny Dichter	—	—	—	—	3,096,199(3)	$14,366,363	2,365,018(4)	$10,973,684
Eric Jacobs	—	—	—	—	—		1,266,078(4)	5,874,602
	—	—	—	—	—	—	258,735(5)	1,200,530
Vinayak Hegde	153,464	767,321(6)	$10.00	7/13/2031	—	—	258,735(5)	1,200,530
	—	—	—	—	—	—	383,660(7)	1,780,182
(1)	Represents the market value of profits interests, based on the closing price per share of our Class A common stock on December 31, 2021, which was $4.64.
(2)	Represents the market value of WUP restricted interests and RSUs, based on the closing price per share of our Class A common stock on December 31, 2021, which was $4.64.
(3)
Represents unvested WUP profits interest awards, granted to Mr. Dichter on April 29, 2020, 1,752,623 and 1,343,576 are scheduled to vest on January 11, 2022 and 2023, respectively, subject to continued service through each such vesting date.

(4)
Represents WUP restricted interest awards granted to Messrs. Dichter and Jacobs that are only earned subject to the satisfaction of both (i) service-based vesting and (ii) the occurrence of the first to occur of (A) a “Change of Control” of WUP or (B) a specified time period following an “Initial Public Offering” (as such terms are defined in the applicable restricted interest award agreement). The vesting commencement date for the service-based vesting component of all restricted interest awards granted to Messrs. Dichter and Jacobs was December 11, 2019, with 75% of the restricted interests vesting with respect to the service-based vesting component in three equal installments on December 11, 2020, July 13, 2021 and August 24, 2021, and the remaining 25% of such interests scheduled to vest with respect to the service-based vesting component on August 23, 2022, subject to continued service through such vesting date. Due to the Business Combination, the “second vesting sub-condition” (as defined in the respective award agreement) applicable to the restricted interest awards is satisfied upon the later to occur of (i) six months after the consummation of the Business Combination or (ii) 30 days after the expiration of any lock-up period applicable to senior management of WUP in connection with the Business Combination, subject to continued service through such date, in addition to any service-based vesting component. The “second vesting sub-condition” was satisfied on February 8, 2021, which was 30 days after the expiration of the lock-up period in connection with the Business Combination.

(5)
Represents the unvested portion of RSU awards, granted to Messrs. Jacobs and Hegde on September 17, 2021, which are scheduled to vest in three equal installments on September 17, 2022, 2023 and 2024, subject to continued service through each such vesting date.

(6)
Represents the unvested and unexercisable portion of options granted to Mr. Hegde on September 17, 2021, which are scheduled to vest quarterly in equal installments on February 5, 2022, May 5, 2022, August 5, 2022, November 5, 2022, February 5, 2023, May 5, 2023, August 5, 2023, November 5, 2023, February 5, 2024 and May 5, 2024.

(7)
Represents the unvested portion of RSU awards, granted to Mr. Hegde on September 17, 2021, which are scheduled to vest quarterly in equal installments on February 5, 2022, May 5, 2022, August 5, 2022, November 5, 2022, February 5, 2023, May 5, 2023, August 5, 2023, November 5, 2023, February 5, 2024 and May 5, 2024.

42 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

EXECUTIVE COMPENSATION (continued)
Potential Payments Upon Termination or Change of Control
The employment agreements with each of the named executive officers provide for certain severance payments and benefits upon a termination by Wheels Up without “Cause,” by the named executive officer for “Good Reason” or due to death or “Disability” (as each such term is defined in the applicable employment agreement). For more information regarding these severance payments and benefits, see “Narrative to the Summary Compensation Table—Employment Agreements” above.
Pursuant to the award agreements governing each of the awards held by the named executive officers, in the event such named executive officer is terminated by Wheels Up without “Cause” (as defined in the applicable stock option or WUP profits interest award agreement), any stock options or WUP profits interest granted under the WUP Option Plan or WUP Equity Incentive Plan that are scheduled to vest within six months following the date of such termination will vest as if no such termination has occurred. Additionally, upon the occurrence of a “Change of Control” of Wheels Up, certain stock options, RSUs or WUP profits interests that are unvested at such time will become fully vested and exercisable, as applicable, upon such Change of Control if (i) the named executive officer is performing services for Wheels Up at all times from the grant date through the Change of Control or (ii) the named executive officer was terminated by Wheels Up without Cause following the announcement of a Change of Control and such transaction closes within six months following the date of termination.
Pursuant to the terms of the award agreements with Messrs. Dichter and Jacobs, upon a “Change of Control” of Wheels Up (as defined in the WUP restricted interest award agreement), any then-unvested WUP restricted interest will accelerate, and the service-based vesting component will be deemed satisfied to the extent the named executive officer has remained employed with Wheels Up at all times from the grant date though such Change of Control. In addition, if a named executive officer’s employment is terminated at any time by Wheels Up without “Cause,” by the named executive for “Good Reason” or due to death or “Disability” (as each such term is defined in the restricted interest award agreement), any WUP restricted interest that would have otherwise become vested with respect to the service-based vesting component within 24 months following the date of termination had the named executive remained employed through such period shall accelerate and become vested upon the date of termination. To the extent that the performance-based vesting component has already been satisfied, then the WUP restricted interest will therefore be deemed fully vested as of such date of termination. To the extent that the performance-based vesting condition has not been satisfied as of the effective date of termination, then the accelerated interests will continue to remain outstanding for a period of seven years following termination, and, upon the satisfaction of the performance-based vesting condition at any time during such seven-year period, will thereafter be deemed fully vested. If the performance-based vesting condition is not satisfied within the seven-year period following termination, however, all WUP restricted interests (including any accelerated portion thereof) will automatically be forfeited for no consideration on the seventh anniversary of the effective date of the named executive officer’s termination of employment.
Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 43

EXECUTIVE COMPENSATION (continued)
Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2020. Information is included for equity compensation plans approved by our stockholders.
Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	9,408,678(2)	$ 10.00(3)	27,346,829
Equity compensation plans not approved by stockholders	15,713,067(4)	7.52(5)	—
Total	25,121,745	$7.66	27,346,829
(1)	Consists of the 2021 LTIP.
(2)	Consists of RSUs convertible into a maximum of 8,487,893 shares of Class A common stock and stock options. To purchase up to 920,785 shares of Class A common stock granted under the 2021 LTIP.
(3)
Reflects the weighted-average exercise price of outstanding options under the 2021 LTIP was $10.00 as of December 31, 2021. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

(4)
Reflects stock options granted under the Wheels Up Partners Holdings LLC Option Plan (“WUP stock option plan”) prior to the closing of the Business Combination and assumed in connection with the Business Combination. No further awards may be made under such plan.

(5)
Reflects the weighted-average exercise price of outstanding options under the WUP stock option plan was $7.52 as of December 31, 2021. The calculation of the weighted-average exercise price does not include outstanding equity awards that are received or exercised for no consideration.

44 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

INFORMATION ABOUT STOCK OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding beneficial ownership of our common stock as of April 5, 2022 by:
•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock;
•	each of Wheels Up’s current executive officers and directors;
•	all executive officers and directors of Wheels Up as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 244,228,921 shares of our common stock issued and outstanding as of April 5, 2022. The following table excludes an aggregate of 12,521,467 shares of our common stock issuable upon the exercise of public warrants or Private Placement Warrants.
Unless otherwise indicated, Wheels Up believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.
Name of beneficial owner(1)	Number of Shares of Class A Common Stock	Percentage of Outstanding Class A Common Stock(2)
5% and Greater Stockholders:
Delta Air Lines, Inc.(3)	52,000,995	21.3%
Entities affiliated with Fidelity(4)	17,533,978	7.2%
Entities affiliated with T. Rowe Price(5)	13,633,936	5.6%
Named Executive Officers and Directors:
Kenny Dichter(6)	20,516,093	8.2%
Eric Jacobs(7)	2,626,154	1.1%
Vinayak Hegde(8)	460,392	*
Eric Snell	—	—
Dwight James	—	—
Admiral Michael Mullen(9)	143,420	*
Brian Radecki(10)	268,404	*
Chih Chueng(11)	146,985	*
David Adelman(12)	1,879,261	*
Marc Farrell(13)	17,500	*
Susan Schuman(14)	34,765	*
Timothy Armstrong(15)	1,109,023	*
Ravi Thakran(16)	3,099,839	1.3%
All current directors and executive officers as a group (18 persons)(17)	34,362,037	13.2%
*	Indicates less than one percent of the outstanding shares of our Class A common stock.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Wheels Up Experience Inc., 601 West 26th Street, New York, NY 10001.
(2)
The beneficial ownership of Wheels Up as of April 5, 2022, is based on the shares of our Class A common stock outstanding as of such date plus, with respect to each beneficial owner, the number of shares of our Class A common stock such person had the right to acquire within 60 days of April 5, 2022.

(3)	The address of Delta Air Lines, Inc. is Delta Air Lines, Inc., General Offices — Dept. 830, 1030 Delta Boulevard, Atlanta, Georgia 30354.
(4)
Includes 6,070,061 shares of Class A common stock held of record by Mag & Co fbo Fidelity Growth Company Commingled Pool, 1,680,305 shares of Class A common stock held of record by Mag & Co fbo Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, 6,071,208 shares of Class

Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 45

INFORMATION ABOUT STOCK OWNERSHIP (continued)
A common stock held of record by Powhattan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, 810,477 shares of Class A common stock held of record by Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio, 1,113,277 shares of Class A common stock held of record by M. Gardiner & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund, 38,332 shares of Class A common stock held of record by Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool, 2,337 shares of Class A common stock held of record by Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund, 961,536 shares of Class A common stock held of record by Mt. Vernon Street Trust: Fidelity Growth Company K6, 122,096 shares of Class A common stock held of record by Booth & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund, 3,064 shares of Class A common stock held of record by THISBE & Co: fbo Fidelity Blue Chip Growth Institutional Trust, 132,086 shares of Class A common stock held of record by WAVECHART + Co fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund and 88,809 shares of Class A common stock held of record by FLAPPER CO fbo Target Date Blue Chip Growth Commingled Pool. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of each of the foregoing entities is 245 Summer Street, Boston, MA 02210.
(5)
Includes 10,493,356 shares of Class A common stock held of record by T. Rowe Price New Horizons Fund, Inc., 1,086,991 shares of Class A common stock held of record by T. Rowe Price New Horizons Trust, 53,782 shares of Class A common stock held of record by T. Rowe Price U.S. Equities Trust and 2,000,000 shares allocated by T. Rowe Price Associates, Inc., as adviser or sub-adviser, among T. Rowe Price Small-Cap Value Fund, Inc., T. Rowe Price U.S. Small-Cap Value Equity Trust, T. Rowe Price U.S. Equities Trust and MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid-Cap Blend Fund. The address of each of the foregoing entities is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(6)
Includes (i) 13,153,435 shares of Class A common stock held directly, of which 591,256 shares are subject to a lapsing right of forfeiture as of April 5, 2022 and (ii) 7,362,658 shares of Class A common stock representing shares issuable upon the exchange of WUP profits interests which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP profits interests will depend on the trading price of our Class A common stock at the time of such exchange. Mr. Dichter’s reported beneficial ownership does not include shares of Class A common stock or shares of Class A common stock underlying WUP options held by members of his family as to which Mr. Dichter disclaims beneficial ownership.

(7)
Includes (i) 821,417 shares of Class A common stock held directly, of which 316,520 shares are subject to a lapsing right of forfeiture as of April 5, 2022 and (ii) 1,804,737 shares of Class A common stock representing shares issuable upon the exchange of WUP profits interests which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock and disregarding, any limits on exchangeability resulting from applicable lock-up restrictions. The actual number of shares of Class A common stock received upon exchange of such WUP profits interests will depend on the trading price of our Class A common stock at the time of such exchange.

(8)
Includes 153,464 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock and 306,928 shares of Class A common stock underlying options, which may be exercised within 60 days of April 5, 2022 for shares of Class A common stock.

(9)
Includes (i) 30,965 shares of Class A common stock held directly, (ii) 48,916 shares of Class A common stock representing shares issuable upon the exchange of WUP profits interests which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock restrictions, (iii) 17,500 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock, and (iv) 46,039 shares of Class A common stock underlying WUP options, which may be exercised within 60 days of April 5, 2022 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP profits interests will depend on the trading price of our Class A common stock at the time of such exchange. Does not include 5,000 shares of A common stock acquired as a PIPE Investment by The 2019 Michael G. Mullen Irrevocable Trust dated October 24, 2019 (the “Mullen Trust”), of which the spouse of Admiral Mullen is the sole trustee. Admiral Mullen disclaims beneficial ownership of the shares held by the Mullen Trust, as to which Admiral Mullen does not exercise voting or dispositive power.

(10)
Includes (i) 86,890 shares of Class A common stock held directly, (ii) 112,220 shares of Class A common stock representing shares issuable upon the exchange of WUP profits interests which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock, (iii) 17,500 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock and (iv) 51,794 shares of Class A common stock underlying WUP options, which may be exercised within 60 days of April 5, 2022 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP profits interests will depend on the trading price of our Class A common stock at the time of such exchange.

(11)
Includes (i) 106,465 shares of Class A common stock representing shares issuable upon the exchange of WUP profits interests which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock, disregarding any limits on exchangeability resulting from applicable lock-up restrictions, (ii) 17,500 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock and (iii) 23,019 shares of Class A common stock underlying WUP options, which may be exercised within 60 days of April 5, 2022 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP profits interests will depend on the trading price of our Class A common stock at the time of such exchange.

(12)
Includes (i) 1,071,851 shares of Class A common stock held by Darco Wheels Up, LLC, an entity controlled by Mr. Adelman, (ii) 600,000 shares of Class A common stock held by Darco Capital LP, an entity controlled by Mr. Adelman, (iii) 155,381 shares of Class A common stock representing shares issuable upon the exchange of WUP profits interests which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock, (iv) 17,500 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock and (v) 34,529 shares of Class A common stock underlying WUP options, which may be exercised within 60 days of April 5, 2022 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP profits interests will depend on the trading price of our Class A common stock at the time of such exchange.

46 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

INFORMATION ABOUT STOCK OWNERSHIP (continued)
(13)	Includes 17,500 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock.
(14)
Includes (i) 17,500 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock and (ii) 17,264 shares of Class A common stock underlying WUP options, which may be exercised within 60 days of April 5, 2022 for shares of Class A common stock.

(15)
Includes (i) 1,007,710 shares of Class A common stock held by Polar Capital Group, LLC, an entity controlled by Mr. Armstrong, (ii) 9,000 shares of Class A common stock held by Armstrong Family Investment, LLC, an entity controlled by Mr. Armstrong, (iii) 51,794 shares of Class A common stock representing shares issuable upon the exchange of WUP profits interests which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock, (iv) 17,500 shares of Class A common stock issuable upon the settlement of RSUs which will be exchangeable within 60 days of April 5, 2022 for shares of Class A common stock and (v) 23,019 shares of Class A common stock underlying WUP options, which may be exercised within 60 days of April 5, 2022 for shares of Class A common stock. The actual number of shares of Class A common stock received upon exchange of such WUP profits interests will depend on the trading price of Class A common stock at the time of such exchange.

(16)
Includes (i) 1,746,004 shares of Class A common stock formerly held by the Sponsor and (ii) 1,336,335 shares of Class A common stock underlying the Private Placement Warrants formerly held by the Sponsor.

(17)
For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of April 5, 2022, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders 47

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., Brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
We do not “household” for any of our stockholders of record. However, Brokers with account holders who are Wheels Up stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your Broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your Broker, (2) direct your written request to: 601 West 26th Street, Suite 900, New York, New York 10001. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or (3) request from the Company at (212) 257-5252. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our Annual Report on Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
In connection with the Company’s annual meeting of stockholders in 2022, the Company intends to file a proxy statement and a WHITE proxy card with the SEC in connection with its solicitation of proxies for that meeting.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Wheels Up, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company, 601 West 26th Street, Suite 900, New York, New York 10001.
By Order of the Board of Directors

Kenny Dichter
Chief Executive Officer and Chairman of the Board
April 19, 2022
48 Wheels Up Experience Inc. Proxy Statement and Notice of 2022 Annual Meeting of Stockholders

WHEELS UP

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UP2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 1, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78234-P68753

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHEELS UP EXPERIENCE INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy Armstrong
02) Marc Farrell
03) Dwight James

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
2. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D78235-P68753

WHEELS UP EXPERIENCE INC.
Annual Meeting of Stockholders
June 2, 2022, 8:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Vinayak Hegde and Laura Heltebran, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock of Wheels Up Experience Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on Thursday June 2, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON THE MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side